UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
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KNOWLES CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS
Knowles Corporation ◆ 1151 Maplewood Drive ◆ Itasca, Illinois 60143
March 11, 2026
Dear Fellow Stockholders:
Notice is hereby given that the 2026 Annual Meeting of Shareholders (including any adjournments or postponements thereof, the "2026 Annual Meeting") of Knowles Corporation, a Delaware corporation (including any consolidated subsidiaries thereof, the "Company," "Knowles," "we," "us" and "our") will be held on April 28, 2026 at 9:00 a.m. Central Time at The Langham Chicago Hotel, 330 N. Wabash Avenue, Chicago, Illinois 60611. The principal business of the 2026 Annual Meeting will be the consideration of the following matters:
1.to elect eight directors named in the attached Proxy Statement for a one-year term or until their respective successors have been duly elected and qualified;
2.to approve, on a non-binding, advisory basis the compensation of our named executive officers;
3.to vote, on a non-binding advisory basis, on the frequency of future advisory votes to approve our named executive officer compensation;
4.to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2026; and
5.to transact any other business that may properly come before the 2026 Annual Meeting.
All shareholders of record at the close of business on March 2, 2026 (the "Record Date") are entitled to vote at the 2026 Annual Meeting or any postponement or adjournment thereof. We plan to send a Notice of Internet Availability of Proxy Materials on or about March 11, 2026.
Your vote is very important. Whether or not you plan to attend the meeting, we urge you to review the proxy materials and vote your shares as soon as possible by carefully following the instructions on the Notice of Internet Availability of Proxy Materials. Alternatively, if you have requested written proxy materials, please sign, date and return the proxy card in the return envelope provided as promptly as possible.
Thank you for your continued support of our Company.
On behalf of the Board of Directors,
ROBERT J. PERNA
Senior Vice President, General Counsel, & Secretary
Important Notice of Internet Availability of Proxy Materials for the Annual Meeting to be Held on April 28, 2026:
The Notice of Meeting, Proxy Statement for the 2026 Annual Meeting, and Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are available at www.proxyvote.com.

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Cautionary Note Regarding Forward-Looking Statements
This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995, including statements regarding our environmental, social, and governance commitments and strategies and our executive compensation program. All statements relating to events or results that may occur in the future are forward-looking statements. Forward-looking statements generally can be identified by words such as "believe," "expect," "anticipate," "project," "estimate," "budget," "continue," "could," "intend," "may," "plan," "potential," "predict," "seek," "should," "will," "would," "expect," "objective," "forecast," "goal," "guidance," "outlook," "effort," "target," and similar expressions. These statements are based on numerous assumptions and involve known and unknown risks, uncertainties and other factors that could significantly affect the Company's operations and may cause the Company's actual actions, results, financial condition, performance or achievements to be substantially different from any future actions, results, financial condition, performance or achievements expressed or implied by any such forward-looking statements. Those factors include, but are not limited to, the risks, uncertainties and factors indicated from time to time in the Company's reports and filings with the SEC, including, without limitation, the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, under the heading "Item 1A — Risk Factors" and the heading "Item 7 — Management's Discussion and Analysis of Financial Condition and Results of Operations."
Unless required by law, the Company does not intend, and undertakes no obligation, to update or publicly release any revision to any such forward-looking statements, whether as a result of the receipt of new information, the occurrence of subsequent events, a change in circumstances or otherwise. Each forward-looking statement contained in this Proxy Statement is specifically qualified in its entirety by the aforementioned factors. Readers are advised to carefully read this Proxy Statement in conjunction with the important disclaimers set forth above prior to reaching any conclusions or making any investment decisions, and not to place undue reliance on these forward-looking statement, which apply only as of the date of this Proxy Statement. Website references throughout this Proxy Statement are provided for convenience only, and the content of the referenced websites is not incorporated by reference into this document.
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PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all of the information that you should consider in connection with the matters before the 2026 Annual Meeting. Please read the entire Proxy Statement carefully before voting.

ANNUAL MEETING INFORMATION

Date	April 28, 2026

Time	9:00 a.m. Central Time

Place	The Langham Chicago Hotel, 330 N. Wabash Avenue, Chicago, Illinois 60611

Record Date	The Board of Directors set March 2, 2026 as the Record Date for the 2026 Annual Meeting. This means that only shareholders as of the close of business on that date are entitled to receive this notice of the 2026 Annual Meeting and vote at the 2026 Annual Meeting and any adjournments or postponements of the 2026 Annual Meeting. A list of these shareholders will be available for at least ten days ending on the day before the 2026 Annual Meeting. To arrange review of the list of shareholders for any purpose relevant to the 2026 Annual Meeting, please contact investor relations at investorrelations@knowles.com.

Voting
Shareholders at the close of business on the Record Date will be entitled to vote their shares using the Internet or the telephone or by attending the 2026 Annual Meeting in person. Instructions for voting by using the Internet or the telephone are set forth in the Notice of Internet Availability that has been provided to you. Shareholders of record who received a paper copy of the proxy materials also may vote their shares by marking their votes on the proxy card provided, signing and dating it, and mailing it in the envelope provided, or by attending and voting in person at the 2026 Annual Meeting. For more information on voting, attending the 2026 Annual Meeting, and other meeting information, please see "Information about the 2026 Annual Meeting" on page 53 of this Proxy Statement.

AGENDA AND BOARD RECOMMENDATIONS

		Unanimous Board Recommendation	See Page
Proposal 1	Election of eight directors named in this Proxy Statement for a one-year term or until their respective successors have been duly elected and qualified	FOR each nominee	6
Proposal 2	Non-binding, advisory vote to approve named executive officer compensation	FOR	19
Proposal 3	Non-binding, advisory vote on the frequency of future advisory votes to approve our named executive officer compensation	1 YEAR	20
Proposal 4	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2026	FOR	50

DIRECTOR NOMINEES

You are being asked to vote on the election of the eight director nominees listed below for a one-year term. For more information about the background and qualifications of the director nominees, please see "Nominees for Election to the Board" on page 7 of this Proxy Statement.

Name	Age	Independence	Committees
Laura Angelini	62	Yes	Compensation Committee
Keith Barnes (Board Chair)	74	Yes	Compensation Committee; Governance & Nominating Committee
Jason Cardew	55	Yes	Audit Committee (Chair); Governance & Nominating Committee
Daniel Crowley	63	Yes	Compensation Committee (Chair); Governance & Nominating Committee
Ye Jane Li	58	Yes	Audit Committee
Jeffrey Niew (CEO)	59	No	N/A
Cheryl Shavers	72	Yes	Compensation Committee; Governance & Nominating Committee (Chair)
Michael Wishart	71	Yes	Audit Committee

DIRECTOR NOMINEE SKILLS AND EXPERTISE
Qualifications/Experience	Angelini	Barnes	Cardew	Crowley	Li	Niew	Shavers	Wishart
Strategic Planning	●	●	●	●	●	●	●	●
Global/International	●	●	●	●	●	●	●	●
Industrial Technology Industry		●		●	●	●	●	●
Financial Expertise		●	●		●	●		●
Sales, Marketing and Brand Management	●	●		●	●	●
Engineering	●	●		●	●	●	●
Supply Chain				●				●
Investment Banking/ Capital Markets		●	●	●				●
Enterprise Risk Management		●	●		●	●	●	●
Information Technology			●		●		●
Public Company Board	●	●		●	●	●	●	●

DEFINITIONS
Strategic Planning: Leadership experience in formulating and accomplishing strategic objectives for an organization
Global/International: Board leadership experience with multinational companies or in international markets
Industrial Technology Industry: Leadership experience with other companies in the technology industry, including an understanding of the competitive landscape and strategic positioning of the Company
Financial Expertise: Significant experience in corporate finance or financial accounting
Sales, Marketing and Brand Management: Expertise in sales, marketing, and brand management at a global scale and in local markets relevant to our business

Engineering: Experience in engineering or in leading research and development teams working on cutting edge innovations
Supply Chain: Leadership experience at other companies with complex supply chains
Investment Banking/ Capital Markets: Experience overseeing investment capital decisions and strategic investments
Enterprise Risk Management: Significant experience in enterprise risk management
Information Technology: Experience in the management of information security or cybersecurity risks
Public Company Board: Experience serving on the boards of other public companies

BOARD COMPOSITION

Independence		Tenure		Age

7 out of 8 directors are independent		average tenure is 7 years		average age is 64

Board Refreshment Timeline

The Board of Directors and the Governance and Nominating Committee have a comprehensive, on-going director succession and board refreshment planning process, providing the Board with a strong mix of experience, skills, and backgrounds.

Barnes					Angelini
Niew	Shavers	Li	Wishart	Crowley	Cardew

CORPORATE GOVERNANCE BEST PRACTICES

Board Composition
✔We have a separate non-executive Chairperson, who is selected by the independent directors
✔7 of 8 of our director nominees (all except CEO) are independent, and all committee chairs and members are independent
✔Average tenure of directors is 7 years

Governance Practices
✔Policies prohibiting hedging and pledging of Company stock
✔Regular Board, committee, and director evaluations, with a robust annual director evaluation program
✔Active shareholder outreach and engagement with feedback regularly reviewed by the Board

Alignment with Stockholders	✔Simple majority voting standard for uncontested director elections with a director resignation policy ✔Stock ownership guidelines for directors and executives ✔All directors are elected annually

EXECUTIVE COMPENSATION HIGHLIGHTS
PHILOSOPHY AND OBJECTIVES

Knowles' executive compensation program is designed to achieve the following key objectives:
•Motivate executives to enhance LONG-TERM shareholder value
•Reinforce PAY FOR PERFORMANCE culture by aligning executive compensation with Knowles' business objectives and financial performance
•Provide a total compensation opportunity that allows Knowles to ATTRACT AND RETAIN talented executives
•Use incentive programs for RISK MITIGATION to ensure a balanced approach to risk and reward

2025 COMPENSATION STRATEGY AND RESULTS
Target Compensation Pay Mix

Short-Term/Annual Incentive Plan ("AIP")

For corporate executives, AIP provides a weighted payout opportunity based on business unit performance. For more information about our AIP, please see "Executive Compensation - Compensation Discussion & Analysis" beginning on page 21 of this Proxy Statement.

Annual Long-Term Incentives Plan ("Annual LTIP")

Our annual long-term incentives plan ("Annual LTIP") rewards executives for long-term shareholder value creation. The Annual LTIP has remained the same since 2020. For more information about our Annual LTIP, please see "Executive Compensation - Compensation Discussion & Analysis" beginning on page 21 of this Proxy Statement.

2025 CEO Financial Performance Share Unit Award

To incentivize accelerated, strategic growth, the Committee approved a $1.5 million CEO Financial PSU Award with vesting tied to rigorous financial goals. Additional information regarding this award is provided under “Executive Compensation — Compensation Discussion & Analysis — 2025 CEO Financial Performance Share Unit Award,” beginning on page 32.

EXECUTIVE COMPENSATION HIGHLIGHTS
2025 RESULTS
2025 Business Highlights

* See Appendix A for a reconciliation of this non-GAAP measure to the most directly comparable GAAP financial measure.
Incentive Payout Highlights

COMPENSATION PROGRAM GOVERNANCE
The following highlights the governance practices applicable to our compensation program, which the Compensation Committee believes support our pay-for-performance philosophy and serve the interests of our shareholders:
☑ What We Do	☒ What We Don't Do

✔We deliver a significant portion of total compensation in the form of equity, including PSUs, to further align compensation with the Company’s long-term business plan.
✔Payouts for cash incentives and PSUs are capped.
✔We have multi-year vesting periods for equity awards.
✔We perform market comparisons of executive compensation against a relevant peer group.
✔We use an independent compensation consultant reporting directly to the Compensation Committee and providing no other services to the Company.
✔We have double-trigger vesting for Annual LTI awards in the event of a change-in-control.
✔We maintain stock ownership guidelines (CEO: 4x base salary; Other NEOs: 2x base salary).
✔We maintain a robust incentive clawback policy.
✔The Compensation Committee regularly meets in executive session without any members of management present.
✔We hold an annual “say on pay” vote.

×We do not allow repricing of underwater stock options without shareholder approval.
×We do not allow hedging, short sales, or pledging of our securities by directors or executive officers.
×We do not provide for tax gross-ups upon a change-in-control.
×We do not have employment contracts.
×We do not provide excessive perquisites.

PROPOSAL 1 - ELECTION OF DIRECTORS
Our Board currently consists of nine directors, eight of whom are standing for re-election. All directors stand for one-year terms. If re-elected at the 2026 Annual Meeting, each of the eight director nominees will have terms of service that expire at the 2027 Annual Meeting of Shareholders (the "2027 Annual Meeting") or until their respective successors have been duly elected and qualified.
Director Nominee Skills and Experience
The Board, in part through its delegation to the Governance and Nominating Committee, seeks to recommend qualified individuals to become members of the Board. The Board selects individuals as director nominees who, in the opinion of the Board, demonstrate the highest personal and professional integrity along with exceptional ability and judgment, who can serve as a sounding board for our CEO on planning and policy, and who will be most effective, in connection with the other directors and director nominees, in collectively serving the long-term interests of all our shareholders. The Board prefers nominees to be independent of the Company but believes it is desirable to have on the Board at least one representative of current management. In selecting director nominees, the Governance and Nominating Committee gives weight to the extent to which candidates would increase the effectiveness of the Board by broadening the mix of experience, knowledge, backgrounds, skills, ages and tenures represented among its members. The Board believes that diversity should be a consideration in Board succession planning and recruiting, consistent with nominating only the most qualified candidates for the Board who bring the required skills, competencies and fit to the boardroom. Given the global reach and the complexity of businesses operated by Knowles, the Board also considers multi-industry and multi-geographic experience a significantly favorable characteristic. This blend of attributes demonstrated by our director nominees is summarized in the chart below.

DIRECTOR NOMINEE SKILLS AND EXPERTISE
Qualifications/Experience	Angelini	Barnes	Cardew	Crowley	Li	Niew	Shavers	Wishart
Strategic Planning	●	●	●	●	●	●	●	●
Global/International	●	●	●	●	●	●	●	●
Industrial Technology Industry		●		●	●	●	●	●
Financial Expertise		●	●		●	●		●
Sales, Marketing and Brand Management	●	●		●	●	●
Engineering	●	●		●	●	●	●
Supply Chain				●				●
Investment Banking/ Capital Markets		●	●	●				●
Enterprise Risk Management		●	●		●	●	●	●
Information Technology			●		●		●
Public Company Board	●	●		●	●	●	●	●

DEFINITIONS
Strategic Planning: Leadership experience in formulating and accomplishing strategic objectives for an organization
Global/International: Board leadership experience with multinational companies or in international markets
Industrial Technology Industry Experience: Leadership experience with other companies in the technology industry, including an understanding of the competitive landscape and strategic positioning of the Company
Financial Expertise: Significant experience in corporate finance or financial accounting
Sales, Marketing and Brand Management: Expertise in sales, marketing, and brand management at a global scale and in local markets relevant to our business

Engineering: Experience in engineering or in leading research and development teams working on cutting edge innovations
Supply Chain: Leadership experience at other companies with complex supply chains
Investment Banking/ Capital Markets: Experience overseeing investment capital decisions and strategic investments
Enterprise Risk Management: Significant experience in enterprise risk management
Information Technology: Experience in the management of information security or cybersecurity risks
Public Company Board: Experience serving on the boards of other public companies

Nominees for Election to the Board
The Board of Directors, upon the recommendation of the Governance and Nominating Committee, has determined that Laura Angelini, Keith Barnes, Jason Cardew, Daniel Crowley, Jane Li, Jeffrey Niew, Cheryl Shavers, and Michael Wishart meet the Board's standards for director qualifications and has nominated each of them to stand for election to the Board for one-year terms expiring at the 2027 Annual Meeting or until their respective successors are duly elected and qualified or their earlier removal, resignation or retirement. Mr. Hirsch will be retiring from the Board of Directors effective upon the conclusion of his current term at the 2026 Annual Meeting, in accordance with the Board's retirement age policy. We thank Mr. HIrsch for his Board service and contributions to the Company. Below we have provided a biography for each of the Board's nominees, including a description of the qualifications, experience, attributes and skills of each such nominee.
The Board of Directors has determined that all of the Board's nominees, with the exception of Mr. Niew, qualify as independent directors under NYSE corporate governance listing standards and the Company's Standards for Director Independence (as defined below). All of the Board's nominees have consented to be named in this Proxy Statement and to serve as a director of the Company if elected. Proxies may not be voted for a greater number of persons than the number of nominees named in this Proxy Statement. The Board of Directors is not aware that any of its nominees will be unwilling or unable to serve as a director. However, if any of the Board's nominees is unable to serve or for good cause will not serve as a director, the Board of Directors may choose a substitute nominee. If any substitute nominees are designated, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominees required by SEC rules. The persons named as proxies on the Company's proxy card will vote for the Company's remaining nominees and substitute nominees chosen by the Board.
Director Nominee Biographies

Age: 62 Director since: December 2024 Committees: Compensation
LAURA ANGELINI
Independent Director
Select Business Experience: Ms. Angelini has 30 years of experience in the medical device and healthcare industry. She most recently served as General Manager of the Renal Care Global Business Unit at Baxter International Inc., from 2016 to 2021. Prior to that, Ms. Angelini served in various roles at Johnson & Johnson from 1991 to 2016, including as President of North America and Global Franchise Development of Vision Care from 2013 to 2016, Vice-President of Global Strategic Marketing of Ethicon from 2012 to 2013, and Vice President of Medical Devices & Diagnostics of Eastern Europe from 2010 to 2011.

Other Board Experience: Ms. Angelini currently serves as a member of the board of directors of DCC plc, and Identiv, Inc. and as a member of the board of trustees of Jacksonville University.

Skills and Qualifications: Ms. Angelini has extensive executive, global and strategic marketing experience with large, multinational manufacturing companies in the medical device industry and insights into the healthcare and medical markets.

Age: 74 Director since: February 2014 Board Chair Committee(s): Compensation; Governance and Nominating
KEITH BARNES
Independent Director
Select Business Experience: Mr. Barnes is the retired Chairman and CEO of Verigy Pte. Ltd., a manufacturer of testing equipment for the semiconductor industry. Mr. Barnes served as CEO of Verigy Ltd. from 2006 to 2010, and as its Chairman of the Board from 2008 to 2011. He was Chairman and CEO of Electroglas, Inc. from 2003 to 2006. Mr. Barnes was CEO of Integrated Measurement Systems, Inc. from 1995 to 2001 and served as its Chairman and CEO from 1998-2001. Prior to that, Mr. Barnes was a division president at Cadence Design Systems, Inc.
Other Board Experience: Mr. Barnes is a director (since 2011) and the current chairman of the compensation committee of Viavi Solutions Corporation. Mr. Barnes was a director and chairman of the compensation committee of Rogers Corporation (from 2015-2024) and a director of Mentor Graphics Corporation (from 2012 to 2017) until the company was acquired by Siemens.
Skills and Qualifications: Mr. Barnes has extensive operational experience as a CEO of three public electronics companies. His experience includes a track record in maximizing shareholder value and leading companies through initial public offerings, secondary offerings and debt financings. He has had leadership roles in successful spin offs, mergers and acquisitions.

Age: 55 Director since: June 2024 Committee(s): Audit (Chair); Governance and Nominating
JASON CARDEW
Independent Director
Select Business Experience: Mr. Cardew currently serves as Senior Vice President and Chief Financial Officer at Lear Corporation, a global automotive technology leader in seating and electrical distribution systems and related electronics components. As Chief Financial Officer, he is responsible for Lear's global financial strategy and financial activities and also oversees Lear’s information technology function worldwide. Mr. Cardew has over 30 years of experience at Lear. Before assuming his current position in 2019, he held various operational and commercial finance leadership positions at Lear, including serving as Vice President, Finance – Seating and E-Systems from 2018 to 2019; Vice President, Finance – Seating, from 2012 to 2018; Interim Chief Financial Officer, from 2011 to 2012; and Vice President, Financial, Planning and Analysis, from 2010 to 2011.

Skills and Qualifications: Mr. Cardew is an accomplished CFO who brings extensive executive, financial and leadership experience to the Board, having held key leadership positions at a large, global manufacturer. He also provides the Board with deep insights into the automotive OEM market.

Age: 63 Director since: July 2022 Committee(s): Compensation (Chair); Governance & Nominating
DANIEL J. CROWLEY
Independent Director
Select Business Experience: Mr. Crowley served as the Chairman, President and CEO of Triumph Group, Inc., a global company that designs, engineers, manufactures, repairs and overhauls a broad portfolio of aerospace and defense systems, components and structures, serving the global aviation industry, until the company's sale in July 2025. Mr. Crowley has served as Triumph's President and CEO from 2016-2025, and as its Chairman during 2020-2025. He previously served as a corporate Vice President and President of Integrated Defense Systems at Raytheon Company (now Raytheon Technologies Corporation) from 2013 until 2015, and as President of Raytheon’s Network Centric Systems division from 2010 until 2013. Prior to joining Raytheon, Mr. Crowley served as Chief Operating Officer of Lockheed Martin Aeronautics after holding a series of increasingly responsible assignments across its space, electronics, and aeronautics sectors.

Other Board Experience: Mr. Crowley is a director of Safeguard Acquisitions, a special purpose acquisition company (SPAC) pursuing acquisitions in the defense, security, and intelligence markets, where he chairs the Audit Committee (since 2025).

Skills and Qualifications: Mr. Crowley is an accomplished CEO and Independent Director who brings extensive leadership, strategic thinking, operational efficiency, and product development experience to the Board, having held key leadership positions at several large, global manufacturing and industrial companies. He also provides the Board with deep insights into the defense market through his over three decades of experience in the aerospace and defense industry.

Age: 58 Director since: February 2018 Committee(s): Audit
YE JANE LI
Independent Director
Select Business Experience: Ms. Li is a Strategic Advisor (since 2013) at Diversis Capital, LLC, a private equity firm that invests in middle-market companies. She was the Chief Operating Officer (from 2012 to 2015) at Huawei Enterprise USA, Inc., a company that markets IT products and solutions to data centers and enterprises. Previously, Ms. Li served as the General Manager (from 2010 to 2012) at Huawei Symantec USA, Inc., a consultant (2009) to The Gores Group, a private equity firm focusing on the technology sector, and the Executive Vice President and General Manager (from 2004 to 2009) at Fujitsu Compound Semiconductor Inc. and its joint venture with Sumitomo Electric Industries, Ltd., Eudyna Devices Inc. Prior to 2004, Ms. Li held executive and management positions with NeoPhotonics Corporation, Novalux Inc. and Corning Incorporated.
Other Board Experience: Ms. Li is a director of Semtech Corporation (since 2016), ServicePower (since 2017), and PDF Solutions, Inc. (since 2021). She was elected Chair of the Semtech board in 2024, and also chairs its Governance Committee. She was previously a director (from 2020 to 2023) of CTS Corporation.
Skills and Qualifications: Ms. Li's qualifications to serve as a member of the Board include her senior executive level experience in a wide range of technology companies, from telecommunication components and systems, to semiconductor to IT and data centers, representing a variety of market segments Knowles serves. Her background and experience also provide the Board with invaluable insights into Asian markets, which are important strategic markets for Knowles.

Age: 59 Director since: February 2014
JEFFREY NIEW
Select Business Experience: Mr. Niew is the President & CEO (since 2013) of Knowles. He was formerly the Vice President of Dover Corporation and President and CEO (from 2011 to February 2014) of Dover Communication Technologies. Mr. Niew joined Knowles Electronics LLC in 2000, and became Chief Operating Officer in 2007, President in 2008 and President and CEO in 2010. Prior to joining Knowles Electronics, Mr. Niew was employed by Littelfuse, Inc. (from 1995 to 2000) where he held various positions in product management, sales and engineering in the Electronic Products group, and by Hewlett-Packard Company (from 1988 to 1994) where he served in various engineering and product management roles in the Optoelectronics Group.
Other Board Experience: Mr. Niew is a director of Commercial Vehicle Group, Inc. (“CVG”) (since 2024) and Syntiant Corp. (since 2024), and is chairman and a member of the Advisory Board of the University of Illinois College of Engineering. Mr. Niew previously served as a director of Advanced Diamond Technologies, Inc.
Skills and Qualiﬁcations: Mr. Niew is Knowles' current CEO and the Board believes it is desirable to have on the Board at least one active management representative to facilitate the Board's access to timely and relevant information and its oversight of the Company's strategy, planning, performance and enterprise risks. Mr. Niew brings to the Board considerable management experience and a deep understanding of Knowles' markets and operating model which he gained during over 20 years in management positions at Knowles, including 16 years in senior management positions. His broad experience in all aspects of management and Knowles' products, technologies, customers, markets, operations and executive team enable him to give valuable input to the Board in matters involving business strategy, capital allocation, transactions and succession planning.

Age: 72 Director since: August 2017 Committee(s): Governance and Nominating (Chair); Compensation
DR. CHERYL SHAVERS
Independent Director
Select Business Experience: Dr. Shavers has been the Chairman and CEO (since February 2001) of Global Smarts, Inc., a business advisory services company. She served as Under Secretary of Commerce for Technology (from 1999 to 2001) for the United States Department of Commerce after having served as its Under Secretary Designate in 1999. She has served on the Advisory Boards for E.W. Scripps Company and the Anita Borg Institute for Technology. She also has served in several engineering and managerial roles for Intel Corporation as well as Portfolio Manager of Microprocessor Products Group in Intel Capital prior to 1999.
Other Board Experience: Dr. Shavers is a director of Voyager Technologies (since 2019). She was previously the Non-Executive Chairman (from 2001 to 2003) of BitArts Ltd., as well as a director of ATMI, Inc. (from 2006 to 2014), Rockwell Collins, Inc. (from 2014 to 2018), Mentor Graphics Corporation (from 2016 to 2017), and ITT Inc. (from 2018 to 2025).
Skills and Qualifications: Dr. Shavers brings extensive leadership and operations experience as a CEO along with particular experience with developing technology plans and the transition of advanced technology into business opportunities.

Age: 71 Director since: May 2020 Committee(s): Audit
MICHAEL WISHART
Independent Director
Select Business Experience: Mr. Wishart serves as an advisor to various technology companies and venture capital firms. He previously served as chief executive officer and as a director (from 2015 to 2025) of efabless corporation, an early-stage company offering an open platform and marketplace for community-based design of custom semiconductors, which Mr. Wishart co-founded in 2014. Mr. Wishart previously served as a managing director and advisory director of Goldman, Sachs & Co. from 1999 until he retired in 2011. From 1991 to 1999, he served as managing director, including as head of the global technology investment banking group for Lehman Brothers. From 1978 to 1980 and from 1982 to 1991 he held various positions in the investment banking division at Smith Barney, Harris Upham & Co. In addition, Mr. Wishart is a venture partner at Tyche Partners, a venture capital firm focused on hardware-related companies, since 2015.
Other Board Experience: Mr. Wishart served on the board of directors of Spansion Inc. from 2013 until 2015 and of Cypress Semiconductor Corporation from 2015 until 2020.
Skills and Qualifications: Mr. Wishart brings strategy and leadership experience within the global technology industry and insights into capital markets that will benefit Knowles in driving sustainable growth and enhancing shareholder value.

Process for Director Elections
The enclosed proxy card enables a shareholder to vote "for" or "against" or "abstain" from voting as to each director nominated by the Board. If you vote "abstain" for any director nominee, as opposed to voting "for" or "against" any such director nominee, your shares voted as such will be counted for purposes of establishing a quorum, but will have no effect on the outcome of the vote on Proposal 1. Abstentions and broker non-votes will not constitute votes "for" or votes "against" Proposal 1 and will accordingly have no effect on the outcome of the vote on Proposal 1. Pursuant to our By-Laws, if an incumbent director nominee does not receive a majority of votes cast, such nominee will be required to tender his or her resignation for consideration by the Board, and the Board will then determine whether or not to accept the resignation.
The persons named as proxies intend to vote the proxies "FOR" the election of each of the Board's eight nominees, unless otherwise specified on the proxy card.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR LISTED ABOVE.

Overview of the Board Committees
All of our directors, with the exception of our CEO Mr. Niew, qualify as independent directors under New York Stock Exchange ("NYSE") corporate governance listing standards and the Company's Standards for Director Independence available on our website at https://investor.knowles.com/governance/governance-documents.
Our Board has three standing committees: the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee. Our Board has determined that each member of the Audit Committee qualifies as an "audit committee financial expert" as defined by SEC rules, is "financially literate" as defined in the NYSE Listing Standards and qualifies as independent under special standards established by the SEC and the NYSE for members of audit committees. Our Board has also determined that each member of the Compensation Committee meets the definition of "non-employee director" under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and qualifies as independent under special standards established by the SEC and the NYSE for members of compensation committees.
Our Board met five times in 2025 and each director attended at least 90% of the Board and committee meetings held while such director was a member of the Board or the relevant committee. The table below sets forth a summary information about our current Board of Directors.

Directors	Audit Committee	Compensation Committee	Governance and Nominating Committee
Laura Angelini		✓
Keith Barnes*		✓	✓
Jason Cardew	Chair		✓
Daniel Crowley		Chair	✓
Didier Hirsch	✓
Ye Jane Li	✓
Jeffrey Niew
Cheryl Shavers		✓	Chair
Michael Wishart	✓
* Board Chair
Audit Committee
The primary functions of the Audit Committee include:
•Selecting and engaging our independent registered public accounting firm ("independent auditors");
•Overseeing the work of our independent auditors and our internal audit function;
•Overseeing our compliance with legal and regulatory requirements;
•Approving in advance all services to be provided by, and all fees to be paid to, our independent auditors, who report directly to the Audit Committee;
•Reviewing with management and the independent auditors the audit plan and results of the auditing engagement;
•Reviewing with management and our independent auditors the quality and adequacy of our internal control over financial reporting; and
•Reviewing at least annually the Company cybersecurity and other information technology risks, controls and procedures.
The Audit Committee's responsibilities, authority and resources are described in greater detail in its written charter, which is available on our website at https://investor.knowles.com/governance/governance-documents. The Audit Committee met five times in 2025.
Compensation Committee
The Compensation Committee, together with our other independent directors, reviews the Company's compensation philosophy and oversees the Company's policies and strategies related to human capital management, including but not limited to those policies and strategies regarding recruiting, retention, career development and progression, diversity and employment practices. The Compensation Committee also:
•Approves compensation for our CEO and non-CEO executive officers;
•Grants awards and approves payouts under our equity plans and our Annual Executive Incentive Plan;
•Approves changes to our compensation plans;
•Reviews and recommends compensation for the Board; and
•Supervises the administration of the compensation plans.

The Compensation Committee's responsibilities, authority and resources are described in greater detail in its written charter, which is available on our website at https://investor.knowles.com/governance/governance-documents. The Compensation Committee met five times in 2025.
Governance and Nominating Committee
The Governance and Nominating Committee develops and recommends corporate governance policies and practices to our Board. The Governance and Nominating Committee also:
•Identifies and recommends to our Board candidates for election as directors and any changes it believes desirable in the size and composition of our Board;
•Makes recommendations to our Board concerning the structure and membership of the committees of the Board;
•Prepares policies and procedures for the selection of a new CEO in the event of an emergency or the retirement of the CEO and assists the Board with fulfilling its responsibilities relating to CEO succession planning; and
•Advises the Board on the whole as to corporate social responsibility, environmental and governance matters.
The Governance and Nominating Committee's responsibilities, authority, and resources are described in greater detail in its written charter, which is available on our website at https://investor.knowles.com/governance/governance-documents. The Governance and Nominating Committee met four times in 2025.
Board, Committee, and Individual Director Evaluations
Our Board recognizes the critical role that Board, Committee and Director evaluations play in ensuring the effective functioning of our Board. Accordingly, the Board regularly evaluates its performance and the effectiveness of its Committees through self-assessments, corporate governance reviews and periodic charter reviews. In addition, the Governance and Nominating Committee evaluates the qualifications and performance of each incumbent director before recommending the nomination of that director for an additional term.
The Governance and Nominating Committee oversees the implementation of individual director evaluations, the objective of which is to have a substantive dialogue with the director being evaluated to help the director be a more effective member of the Board. Under the current process adopted by the Governance and Nominating Committee, each year approximately one-third of the directors are evaluated. An outside facilitator conducts the evaluations and privately discusses the performance of each director being evaluated through individual interviews with all the other members of the Board. A summary of the feedback is then provided to the Chairperson of the Board and the Chair of the Governance and Nominating Committee, who communicate the results to each director being evaluated and to the Governance and Nominating Committee as a whole.

DIRECTORS' COMPENSATION
We use a combination of cash and stock-based incentives to attract and retain qualified candidates to serve on the Board. In setting director compensation, we consider the significant amount of time that directors expend to fulfill their duties, the skill level required of the members of the Board and competitive practices among peer companies. Employee directors do not receive additional compensation for their service on the Board. If a director serves for less than a full calendar year, the compensation to be paid to that director may be prorated as deemed appropriate by the Compensation Committee.
In October 2024, non-employee director compensation for 2025 was set as follows:
•Annual retainer of $255,000, payable $65,000 in cash and $190,000 in stock (with one-year cliff vesting provision);
•Chairperson of the Board — additional annual retainer of $70,000, payable in cash;
•Committee Chairs — additional annual retainer of $25,000 for the Audit Committee Chair; $20,000 for the Compensation Committee Chair; and $12,500 for the Governance and Nominating Committee Chair, each payable in cash; and
•Committee Members (other than Committee Chairs) - additional annual retainer of $10,000 for service on the Audit Committee; $8,000 for service on the Compensation Committee; and $5,000 for service on the Governance and Nominating Committee, each payable in cash.
Non-employee directors are also reimbursed for all reasonable travel and out-of-pocket expenses associated with attending Board and committee meetings and continuing education seminars.
Each non-employee director serving as of the 2025 Annual Meeting received the stock portion of his or her annual retainer in the form of a grant of 11,890 RSUs on April 29, 2025, and these units convert into common stock on a one-for-one basis and vest (subject to continued service or deferral) on April 29, 2026.

2025 Director Compensation Table
The following table shows information regarding the compensation earned or paid during 2025 to non-employee directors who served on the Board during the year. For information on the compensation paid to Mr. Niew, please see the "Summary Compensation Table" on page 37 of this Proxy Statement and the related tables and narratives under "Executive Compensation - Compensation Discussion & Analysis" beginning on page 21 of this Proxy Statement, and under "Executive Compensation - Tables" beginning on page 37 of this Proxy Statement. Mr. Niew does not receive any additional compensation for his service as a member of the Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Laura Angelini	73,000	190,002	—	263,002
Keith Barnes	167,617	190,002	—	357,619
Jason Cardew	85,000	190,002	—	275,002
Daniel Crowley	81,500	190,002	—	271,502
Didier Hirsch	85,000	190,002	—	275,002
Ye Jane Li	75,000	190,002	—	265,002
Donald Macleod(2)	—	—	—	—
Cheryl Shavers	85,500	190,002	—	275,502
Michael Wishart	75,000	190,002	—	265,002
__________
(1)In accordance with SEC rules, the amounts shown reflect the aggregate grant date fair value of RSUs granted to non-employee directors during 2025, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation ("FASB ASC 718"). The grant date fair value is measured based on the closing price of our common stock on the date of grant.
(2)Mr. Macleod retired from the Board effective April 29, 2025, and did not receive any director fees from the Company during 2025, as director fees are paid in advance and were last paid to Mr. Macleod in 2024.
2025 Outstanding Stock Awards for Directors Table
The following table shows the number of shares subject to outstanding stock awards as of December 31, 2025 held by each non-employee director.

Name	Number of Shares Subject to Outstanding Stock Awards as of 12/31/2025(1)
Laura Angelini	20,573
Keith Barnes	41,107
Jason Cardew	30,149
Daniel Crowley	50,818
Didier Hirsch	11,890
Ye Jane Li	11,890
Cheryl Shavers	11,890
Michael Wishart	11,890
__________
(1)Pursuant to the Non-employee Director Deferral Program each non-employee director may elect to defer the receipt of all (but not less than all) of the shares earned in a calendar year until termination of service as a non-employee director or, if earlier, until a specified date elected by the non-employee director that is at least one year and not more than 15 years after the date of grant. The numbers set forth include the following shares which were deferred under this deferral program, Mr. Barnes - 29,217 shares, Mr. Cardew - 30,149 shares, and Mr. Crowley - 50,818 shares.

CORPORATE GOVERNANCE
We are committed to conducting our business in accordance with the highest level of ethical and corporate governance standards. Our Board periodically reviews Knowles' corporate governance practices and takes other actions to address changes in regulatory requirements, developments in governance best practices and matters raised by shareholders. The following describes some of the actions taken to help ensure that our conduct earns the respect and trust of shareholders, customers, business partners, employees and the communities in which we live and work.
Governance Guidelines and Codes
Our Board has adopted written corporate governance guidelines (the "Corporate Governance Guidelines") that set forth the policies and procedures by which the Company and the Board are governed. In addition, our Board and its committees have adopted policies and procedures that govern how the Company and its executives conduct business and manage risk. These documents are available on our website at https://investor.knowles.com/governance/governance-documents.
Director Independence
Our Corporate Governance Guidelines provide that at least two-thirds of the Board and all of the members of the Audit, Compensation, and Governance and Nominating Committees must be independent from management and must meet all of the applicable criteria for independence established by the New York Stock Exchange ("NYSE"), the Securities and Exchange Commission ("SEC") and the Board. Our Board makes an annual determination of the independence of each director. No director may be deemed independent unless the Board determines that neither the director nor any of the director's immediate family members has a material relationship with Knowles, directly or as an officer, shareholder or partner of an organization that has a material relationship with Knowles.
Our Board has determined that each director who served on the Board in 2025, except for Mr. Niew, has no material relationship with Knowles and meets the independence requirements of the NYSE and the SEC. In addition, all members of our Board, except for Mr. Niew, meet our Standards for Director Independence, which are available on our website at https://investor.knowles.com/governance/governance-documents.
Board Leadership Structure
Our Board has adopted a structure whereby the Chairperson of the Board is an independent director. Our Board believes that having a chairperson who is independent of management provides strong leadership for the Board and helps ensure critical and independent thinking with respect to our Company's strategy and performance. Our CEO is also a member of the Board as the management representative. We believe this is important to make information and insight directly available to the directors in their deliberations. Our Board believes that this structure provides an appropriate, well-functioning balance between non-management and management directors that combines experience, accountability and effective risk oversight.
Risk Oversight
Senior management is responsible for day-to-day management of risks facing Knowles, including the creation of appropriate risk management policies and procedures. The Board is responsible for overseeing management in the execution of these responsibilities and for assessing the Company's overall approach to risk management. The Board regularly assesses significant risks to the Company in the course of its review and oversight of the Company's strategy and the Company's annual operating plan. As part of its responsibilities, the Board and its standing committees also regularly review material strategic, operational, financial, legal, compensation, compliance and ESG risks with executive officers. The Audit Committee also performs an oversight role with respect to financial, legal, cybersecurity, enterprise and compliance risks, and reports on its findings and assessments at each regularly scheduled Board meeting. The Compensation Committee considers risk in connection with its design of compensation programs, and has engaged an independent compensation consultant to assist in mitigating compensation-related risk. The Governance and Nominating Committee oversees and monitors risks relating to the Company's governance structure and processes and ESG risks and opportunities.
Director Attendance at Shareholders Meetings
Directors are encouraged to attend the annual meeting of the stockholders. All directors then in office attended the 2025 Annual Meeting. The Company expects all of its directors who are standing for re-election to attend the 2026 Annual Meeting.
Directors' Meetings
Our Board conducts executive sessions in conjunction with its regularly scheduled meetings at least quarterly without management representatives present. Our Chairperson of the Board, who is Mr. Barnes, presides at these sessions. If Mr. Barnes is determined to no longer be an independent director or is not present at any of these sessions, the Chair of the Governance and Nominating Committee, who is currently Dr. Shavers, will preside.

Audit Committee Procedures; Disclosure Controls and Procedures Committee
The Audit Committee holds quarterly meetings at which it routinely meets separately with each of our independent registered public accounting firm (PwC), our Chief Audit Executive, and management to assess certain matters including the status of the independent audit process and management's assessment of the effectiveness of the Company's internal controls over financial reporting. In addition, the Audit Committee, as a whole, reviews and meets to discuss each Form 10-Q and Form 10-K (including the financial statements) prior to the filing of those forms with the SEC. Management maintains a Disclosure Controls and Procedures Committee, which includes among its members our Chief Financial Officer, Controller, Vice President of Investor Relations, Vice President of Tax, Chief Audit Executive and General Counsel. This management committee meets at least quarterly to review our quarterly earnings releases and each Form 10-Q and Form 10-K, as well as any other material disclosures, to support our disclosure controls and procedures.
Complaints "Hotline" and Communication with Directors
In accordance with the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley"), the Audit Committee has established procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters ("accounting matters") and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting matters. Such complaints or concerns may be submitted anonymously to Knowles at 1151 Maplewood Drive, Itasca, Illinois 60143, in care of our Director of Compliance or General Counsel, by email to Audit.Committee@knowles.com, or through an external service provider as described in our Code of Business Conduct, which is available on our website at https://investor.knowles.com/governance/governance-documents. Shareholders and other interested persons may also communicate with our Board and the non-management directors using any of these methods or channels. In general, all such communication will be forwarded promptly to the Chairperson of the Board or relevant director. Knowles reserves the right to not forward to Board members any abusive, threatening or otherwise inappropriate material.
Compensation Consultant Independence and Fee Disclosure
The Compensation Committee has the authority and discretion to retain external compensation consultants and other advisors as it deems appropriate. The Compensation Committee has adopted a policy providing for the continuing independence and accountability to the Compensation Committee of any advisor retained by the Compensation Committee to assist the Compensation Committee in the discharge of its duties. The policy formalizes the independent relationship between the Compensation Committee's advisors and Knowles, while permitting management limited ability to access the advisors' knowledge of Knowles for compensation matters.
In order to ensure the independence of the compensation consultant, the consultant reports directly to the Compensation Committee and works specifically for the Compensation Committee solely on executive compensation matters. Under the policy, the Compensation Committee will annually review and pre-approve services that may be provided by the independent advisor to management without further committee approval. Compensation Committee approval is required prior to management retaining the Compensation Committee's independent advisor for any executive compensation services or other consulting services or products above an aggregate annual limit of $50,000.
The Compensation Committee's independent compensation consultant periodically reviews and advises on the adequacy and appropriateness of our overall executive compensation plans, programs and practices and, from time to time, answers specific questions raised by the Compensation Committee or management. Compensation decisions are made by, and are the responsibility of, the Compensation Committee and our Board, and may reflect factors and considerations other than the information and recommendations provided by the Compensation Committee's consultant.
The Compensation Committee has appointed Compensia, Inc. ("Compensia") as its independent compensation consultant. During 2025, Compensia provided no other services to, and had no other relationship with, Knowles. Compensia focuses on executive compensation matters and does not have departments, groups or affiliates that provide services other than those related to executive compensation and benefits.
Qualifications and Nominations of Directors
The Governance and Nominating Committee considers and recommends to the Board nominees for election to, or for filling any vacancy on, our Board or its committees in accordance with our By-Laws, our Corporate Governance Guidelines and the Governance and Nominating Committee's charter. As part of the Board’s succession planning, the Governance and Nominating Committee periodically reviews the skills and experience of each of the current directors. As part of this review, the Governance and Nominating Committee noted that Mr. Hirsch was scheduled to retire at the 2026 Annual Meeting in accordance with the board retirement age policy set forth in the Company's Corporate Governance Guidelines. Mr. Hirsch will be retiring from the Board of Directors effective upon the conclusion of his current term at the 2026 Annual Meeting and will not be standing for re-election. We thank Mr. Hirsch for his Board service and contributions to the Company.
The Governance and Nominating Committee uses a board skills matrix to ensure the Board as a whole appropriately reflects the key attributes, experiences, qualifications and skills most needed to support the Company’s long-term strategy. Upon completion of the

Board skills matrix, the Governance and Nominating Committee identifies areas of director knowledge and experience that may benefit the Board in the future and uses that information as part of the director search and nomination effort. To be considered for Board membership, a nominee for director must be an individual who has the highest personal and professional integrity, who has demonstrated exceptional ability and judgment, and who will be most effective, in conjunction with the other members of our Board, in serving the long-term interests of our shareholders.
The Governance and Nominating Committee also considers directors' qualifications as independent directors (the Board requires that at least two-thirds of its members and all of the members of the Audit, Compensation, and Governance and Nominating Committees be independent); the Audit Committee's process of determining the financial literacy of members of the Audit Committee and the qualification of Audit Committee members as "audit committee financial experts;" the qualification of Compensation Committee members as "independent directors" and "non-employee directors;" and the skills, background and experiences of Board members in the context of the needs of the Board. In consideration of directors' qualifications, the Governance and Nominating Committee may also consider such other factors as it may deem to be in the best interests of Knowles and its shareholders. The Board believes that a membership having a variety of skills, styles, experience and competencies is an important feature of a well-functioning board.
Whenever the Governance and Nominating Committee concludes, based on the reviews or considerations described above or due to a vacancy, that a new nominee to our Board is required or advisable, it will consider recommendations from directors, management, shareholders and, if it deems appropriate, consultants retained for that purpose. It is the policy of the Committee to consider director candidates recommended by the Company's shareholders and apply the same criteria in considering those director candidates that it employs in considering candidates proposed from any other source. Shareholders who wish to recommend an individual for nomination should send that person's name and supporting information to the Governance and Nominating Committee, in care of the Secretary of Knowles at 1151 Maplewood Drive, Itasca, Illinois 60143. Shareholders who wish to directly nominate an individual for election as a director, without going through the Governance and Nominating Committee, must comply with the procedures in our By-Laws. For more information, please see "Shareholder Proposals and Director Nominations for the 2027 Annual Meeting" on page 56 of this Proxy Statement.
Director Time Commitments and Service on Other Public Company Boards
Serving on the Board requires significant time and attention. In considering each director’s ability to properly discharge their duties, the Governance and Nominating Committee will annually review each director’s professional time commitments. This may include, without limitation, the director’s principal occupation, service on other public company boards, including any leadership positions held and service on such board’s committees, as well as service on private company boards. Board members who are full-time employees of a publicly-traded company may serve on no more than one publicly-traded company’s board in addition to the Knowles Board. Non-employee directors who are not full-time employees of a publicly-traded company may serve on no more than three publicly-traded companies’ boards in addition to the Knowles Board. Service as an executive chairperson of any board does not, alone, constitute full-time employment. A member of Knowles' Audit Committee may not serve on the audit committees of more than two other public companies unless the Board has determined that such service will not impair the ability of that director to effectively serve on Knowles' Audit Committee. During 2025 and through the date of this Proxy Statement, no member of the Audit Committee served on more than two other public company audit committees.
Procedures for Approval of Related Person Transactions
We generally do not engage in transactions in which our executive officers or directors, any of their immediate family members or any of our more than 5% shareholders have a material interest. Should such a proposed transaction or series of similar transactions involve any such person and in an amount that exceeds $120,000 the transaction must be reviewed and approved in advance by the Governance and Nominating Committee in accordance with a written policy and the procedures adopted by our Board, which are posted on our website at https://investor.knowles.com/governance/governance-documents.
Under the procedures, our General Counsel determines whether a proposed transaction requires review under the policy and, if so, prior to entering into the transaction, the proposed transaction must be presented to the Governance and Nominating Committee for its review and consideration at its next regularly scheduled meeting. The Governance and Nominating Committee reviews the relevant facts and circumstances of the transaction and approves, rejects or ratifies the transaction. If it is impractical or undesirable to wait until the next regularly scheduled meeting of the Governance and Nominating Committee, the Chair of the Governance and Nominating Committee may call a special meeting of the Governance and Nominating Committee to review and consider the transaction. Should the proposed transaction involve the CEO or enough members of the Governance and Nominating Committee to prevent a quorum, the disinterested members of the Governance and Nominating Committee will review the transaction and make a recommendation to the Board, and the disinterested members of the Board will then approve, reject or ratify the transaction. No director may participate in the review of any transaction in which he or she is a related person.
Insider Trading Policy
We maintain an insider trading policy that contains prohibitions on, among other items, officers, directors and employees purchasing or selling our securities while in possession of material, non-public information, or otherwise using such information for their personal benefit. While not required to enter into trading plans, our executives and directors are permitted to enter into trading plans that are intended to comply with the requirements of Rule 10b5-1 of the Exchange Act. The Company also follows procedures for the repurchase of its securities. It is the Company's policy to comply with applicable insider trading laws, rules and regulations, and any exchange listing standards when engaging in such transactions. Our insider trading policy is available on our website at https://investor.knowles.com/governance/governance-documents.
Prohibition on Hedging, Pledging, and Short Sales
The Company prohibits its directors and executive officers (and their respective family members) from engaging in any hedging transactions or any form of hedging involving the Company's securities, including short sales, put and call stock options, pre-paid variable forward contracts, equity swaps, collars, and certain exchange funds. Our policy does permit exchange fund transactions that are in substance sale transactions, following review and approval by our General Counsel. Such persons may not pledge or hypothecate or approve the pledging or hypothecation of any Company securities which they own or beneficially control, as collateral for any loan or line of credit or to hold Company securities in a margin account.
Stock Ownership Guidelines
Knowles has stock ownership guidelines for executive officers of 4x base salary for the CEO and 2x base salary for the other executive officers. Stock ownership requirements for any Vice President are determined by the CEO. Executive Officers have five years from the date on which they become subject to the guidelines to satisfy the applicable guideline level and, if the level is not achieved, the Compensation Committee, in consultation with management, may pay a portion of that executive officer's annual bonus or other awards in shares. Once an individual reaches age 58, the Compensation Committee will have the discretion to relax the applicable guidelines for that executive officer. For the purposes of these guidelines, ownership includes shares owned outright or held in a trust by the individual and jointly with, or separately by, the individual's spouse and/or children sharing the same household as the individual, share units held through the Knowles Deferred Compensation Plan, and unvested restricted stock awards. Unearned PSUs and unexercised stock options are not counted toward satisfaction of the stock ownership guidelines. As of December 31, 2025, Messrs. Niew, Anderson, Cabrera, Giesecke, and Perna were in compliance with their ownership guideline.
In addition, to further align the interest of the independent directors of the Board with the Company's shareholders, the Board has adopted stock ownership guidelines for the non-employee directors. Under the guidelines, each non-employee director is expected to own Company common stock with a value at least equal to 3x the base annual cash compensation paid to such director during the period he or she serves as a director, not including any additional cash compensation paid to chairs of the Board or committees and to committee members. Non-employee directors are expected to meet these requirements within five years after the date of their election or appointment to the Board. As of December 31, 2025, all of our non-employee directors were in compliance with these guidelines.
Clawback Policy
The Company has adopted a robust incentive clawback policy, which it believes is reflective of the maturation of Knowles as a public company and indicative of sound corporate governance. In the event of a financial restatement, or certain misconduct more particularly described in the clawback policy, the Compensation Committee has the authority to require the return, repayment or forfeiture of any performance-based compensation (cash and equity) for a period of up to 36 months after such payment or award was made, granted, or vested, regardless of fault. The clawback policy complies with the Securities and Exchange Commission rules and the corresponding NYSE Listed Company Manual 303A.14 requirements. A copy of the clawback policy can be found at https://investor.knowles.com/governance/governance-documents.
Corporate Responsibility and Sustainability
The Company is committed to conducting business in an ethical, socially responsible, and environmentally sustainable manner. As a Company that embraces innovation, Knowles is committed to finding innovative ways to address the ESG items that matter to our stakeholders, including employees, shareholders, suppliers, customers, and our community at large. We understand that environmental stewardship, social responsibility, and ethical business practices are a critical part of driving a sustainable future for our Company. In 2025 we published our fifth annual Corporate Sustainability Report, which can be found at https://www.knowles.com/about-knowles/about/environmental-social-governance.

ONGOING SHAREHOLDERS ENGAGEMENT PROGRAM
We value the views of shareholders when establishing and evaluating relevant policies and practices. Throughout the year members of our Investor Relations team and leaders of our business engage with our shareholders to seek their input and feedback, to remain well-informed regarding their perspectives, and to help increase their understanding of our business. Our management team regularly reports to our Board shareholder views on key topics of interest expressed by our shareholders. This shareholder input informs our Board's ongoing process of continually enhancing governance policies, practices, and disclosures. We have adopted a recurring year-

long shareholder engagement approach led by a cross-functional team, including participation of independent directors.

Spring We continue to engage with shareholders and use feedback to enhance proxy disclosures and make appropriate governance and compensation changes.	YEAR-ROUND ENGAGEMENT	Summer We review shareholder feedback from discussions earlier in the year and the results of the annual meeting and address any annual meeting items requiring follow up.
Winter We conduct comprehensive shareholder discussions to assess which governance and compensation practices are a priority.		Fall We monitor governance trends and conduct general off-season engagement outreach with shareholders and proxy advisors.
Our directors and management are dedicated to being responsive and transparent with our shareholders on key topics, ranging from strategic priorities and business performance to executive compensation and corporate governance. In May 2025, we held an Investor Day to herald our transformation into a premier industrial technology company. Our Investor Day presentations featured our CEO, CFO, and business leaders expounding upon our vision for the Company's future. In addition, in September 2025, our Board Chair conducted an investor outreach, without executive management present. We reached out to shareholders representing 80% of shares outstanding and conducted meetings with investors who accepted our invitations to engage, which represented approximately 20% of shares outstanding and 47% of active shares outstanding. Shareholders appreciated our active outreach and the opportunity to speak with our Board Chair, offering constructive feedback. Overall, shareholder response to both our Investor Day in the Spring and our Fall outreach activities was positive and supportive of the Company's strategic direction.

PROPOSAL 2 —	NON-BINDING, ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
Knowles is offering our shareholders an opportunity to vote to approve, on an advisory and nonbinding basis, the compensation of NEOs as disclosed in this Proxy Statement, as required by Section 14A of the Exchange Act. This proposal, commonly known as a "say-on-pay" vote, gives our shareholders the opportunity to express their views on our NEOs' compensation. We currently intend to submit this say-on-pay vote to our shareholders annually, based on the recommendation of the Compensation Committee and in consideration of the shareholder vote on the frequency of say-on-pay votes that was last taken at the 2020 annual meeting.
We are asking our shareholders to indicate their support for our NEO compensation as described in this Proxy Statement. Knowles' compensation programs are designed to strike an appropriate balance between aligning executive compensation with financial performance, and promoting retention. We believe our pay programs are aligned with this compensation philosophy and that the at-risk compensation components have delivered value commensurate with our business and financial performance.
This vote is not intended to address any specific item of compensation but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our shareholders to vote "FOR" the following resolution at the 2026 Annual Meeting:
"RESOLVED, that Knowles' shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Knowles' Proxy Statement for the 2026 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures."
The say-on-pay vote is advisory and therefore not binding on Knowles, our Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our shareholders and, to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider our shareholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
The persons named as proxies intend to vote the proxies "FOR" the approval of the compensation of our NEOs, unless otherwise specified on the proxy card.

THE BOARD UNANIMOUSLY RECOMMENDS YOU VOTE "FOR" THE NON-BINDING, ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL 3 —	NON-BINDING, ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE OUR NAMED EXECUTIVE OFFICER COMPENSATION
Pursuant to Section 14A of the Exchange Act, Knowles is required to submit to shareholders an advisory vote as to whether the shareholder advisory vote to approve the compensation of its named executive officers — Proposal No. 2 above — should occur every one year, every two years, or every three years. You may cast your vote by choosing 1 year, 2 years, 3 years, or you may abstain from voting when you vote for the resolution set forth below.
After careful consideration, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate option for Knowles. Therefore, the Board recommends that you vote for an annual advisory vote on executive compensation.
In formulating its recommendation, our Board of Directors considered that an annual advisory vote on executive compensation will allow our shareholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our shareholders on corporate governance matters and our executive compensation philosophy, policies and practices.
The option of every one year, every two years or every three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. However, because this vote is advisory and not binding on the Board of Directors or Knowles, the Board may decide that it is in the best interests of our shareholders and Knowles to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.

THE BOARD UNANIMOUSLY RECOMMENDS YOU VOTE "1 YEAR" ON THE NON-BINDING, ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE OUR NAMED EXECUTIVE OFFICER COMPENSATION.

EXECUTIVE COMPENSATION - COMPENSATION DISCUSSION & ANALYSIS
The Compensation Discussion and Analysis ("CD&A") outlines the 2025 compensation paid to Knowles’ executive officers who are identified as named executive officers ("NEOs"). The purpose of this discussion is to provide investors with an understanding of the company’s executive compensation policies and practices, and the decisions regarding the compensation for our NEOs listed below.

2025 Named Executive Officers
Jeffrey Niew	President & Chief Executive Officer
John Anderson	Senior Vice President & Chief Financial Officer
Raymond Cabrera	Senior Vice President & Chief Human Resources Officer
Daniel Giesecke	Senior Vice President & Chief Operating Officer
Robert Perna	Senior Vice President, General Counsel & Secretary
CD&A Quick Reference Guide

	Section	Starts from
1	Executive Summary provides our 2025 business highlights and the context for our executive pay decisions.	Page 21
2	Executive Compensation Program Overview outlines our compensation philosophy, executive compensation structure, and emphasis on pay-for-performance.	Page 23
3	Elements of Executive Compensation describes the components of our compensation program and decisions made within each element.	Page 26
4	Compensation Program Governance summarizes the process utilized by our Compensation Committee in designing our executive compensation program.	Page 33
5	Other Compensation Topics describes severance and change-in-control benefits, employee benefits, and retirement plans.	Page 35
Executive Summary
Business Highlights
In 2025, we advanced our strategy to become a leading industrial technology company with the completion of our portfolio transformation at the end of 2024. On December 27, 2024, we completed the sale of our Consumer MEMS microphone ("CMM") business, enabling us to sharpen our focus on the MedTech, Defense and Industrial end markets, where we see strong secular growth trends. As we focus on what we do best, designing custom engineered products and delivering them at scale for customers and markets that value our solutions, we believe we are well-positioned for future growth.
With a more industrial and strategically aligned portfolio, we delivered another year of robust financial performance, with revenues, adjusted earnings from continuing operations before interest and income taxes, and adjusted free cash flow all growing year-over-year. This performance reflects the ongoing benefits of our multiyear transformation, disciplined capital deployment, and targeted investments across our core markets.
Our Precision Devices (“PD”) segment delivered a strong year. With normalized channel inventories and orders aligned to end-market demand, we saw increased activity across the medtech, defense, and industrial markets.

Our MedTech & Specialty Audio (“MSA”) segment continued to perform steadily. Our differentiated technologies, combined with a deep understanding of our customers’ applications, enabled us to secure next‑generation design wins.

To provide context for our executive pay decisions and to illustrate our financial progress, we highlight the following key financial metrics for fiscal year 2025.
•Revenues for fiscal year 2025 were $593.2 million, compared to $553.5 million in fiscal year 2024, an increase of 7.2%.
•Earnings from continuing operations before interest and income taxes ("EBIT") for 2025 was approximately $73.3 million, compared to $51.0 million for 2024, an increase of 43.7%. Adjusted earnings from continuing operations before interest and income taxes ("Adjusted EBIT") was $120.1 million in 2025, compared to $107.9 million in 2024, an increase of 11.3%.

•EBIT margin (EBIT as a percentage of revenue) was 12.4% in 2025, versus 9.2% in 2024. Adjusted EBIT margin (Adjusted EBIT as a percentage of revenue) was 20.2% in 2025, versus 19.5% in 2024.
•Net cash provided by operating activities was $114.0 million in 2025, compared to $130.1 million in 2024. Adjusted free cash flow was $114.4 million in 2025 compared to $93.8 million in 2024.
Knowles maintained disciplined capital allocation while advancing its strategic growth priorities. In 2025, the Company generated strong adjusted free cash flow, enabling share repurchases and our further reduction of debt. Knowles repurchased approximately 3.6 million shares, returning about $65 million to shareholders while preserving flexibility to support future growth initiatives. This disciplined financial approach positions Knowles for sustainable performance and long-term value creation.

2025 Compensation Highlights
Say on Pay Result
At our 2025 Annual Meeting, approximately 98% of votes cast supported, on an advisory basis, the compensation paid to Knowles’ named executive officers in 2024, bringing our five‑year average support to 96%. The Compensation Committee carefully considered this strong shareholder support when reviewing the effectiveness and competitiveness of our executive compensation program. Based on this review, the Committee determined that the program continues to be appropriately aligned with shareholder interests, market practice, and the Company’s strategic objectives. Accordingly, the Committee maintained the overall design of the 2025 executive compensation program, while approving a targeted enhancement to further reinforce the Company’s pay‑for‑performance philosophy.
Annual Incentive Plan
As part of its ongoing oversight of incentive plan effectiveness, the Committee regularly reviews the Annual Incentive Plan (“AIP”) framework and its alignment with business performance. Since the divestiture of CMM in 2024, for internal management and incentive purposes, the Company has evaluated financial performance across four business units—MedTech & Specialty Audio ("MSA"), Cornell Dubilier ("CD"), Ceramic Capacitors, and Radio Frequency Filters ("RF Filters"). These distinct internal business units reflect the differing end‑market dynamics, maturity levels, and investment requirements of each business. These units roll up into Knowles’ two externally reported segments, MSA and Precision Devices, preserving consistency in public reporting while enabling greater operational insight and accountability.
To align our AIP with the way we evaluate our business performance internally, the decision was made to evaluate each of CD, Ceramic Capacitors and RF Filters separately within the Precision Devices segment to more accurately reflect their respective performance drivers. Under this approach, AIP for corporate executives and staff is based on a weighted average of business unit performance, using the following weightings: MSA (30%), CD (25%), Ceramic Capacitors (25%), and RF Filters (20%).
CEO Financial Performance Share Unit Award
To further incentivize accelerated, strategic growth, the Committee approved a financial performance share unit award (“CEO Financial PSU Award”) for our CEO. The CEO Financial PSU Award has a grant date fair value of $1.5 million. Vesting of this award is conditioned upon the achievement of rigorous multi‑year revenue and earnings goals, with the potential for additional payout in the event of superior performance. Additional information regarding this award is provided under “Executive Compensation — Compensation Discussion & Analysis — 2025 CEO Financial Performance Share Unit Award,” beginning on page 32.
2025 Compensation Outcomes
For fiscal year 2025, no changes were made to base salary, annual incentive targets, or long-term incentive values for our named executive officers. Their compensation opportunities remain consistent with the prior year, reflecting both the Committee’s assessment of market competitiveness and the strong shareholder support for our existing program design.
Consistent with the Company’s financial performance, incentive program design, and our pay-for-performance philosophy, the Committee also approved the following payouts for 2025 incentive plans:
•Mr. Niew’s 2025 annual bonus was paid at 116.7% of target;
•2025 annual bonuses for each of the other NEOs were paid between 118.7% and 120.7% of target; and
•Certified the payout of the 2023 PSUs at 189.4% of the target award for Mr. Niew and the other NEOs, as the performance period completed on February 1, 2026.

Executive Compensation Program Overview
Philosophy and Objectives
Knowles' executive compensation program is designed to achieve the following key objectives:

Long-Term Focus
Our compensation structure emphasizes long-term stock-based components, reinforcing a commitment to strategic, long-term goals and shareholder value creation. Short-term incentives are designed within the context of multi-year business plans, driving a sustained focus on growth.

Pay for Performance
Variable compensation for senior leaders closely links to both individual and company performance metrics, including operational and financial outcomes. Payout is rooted in pre-defined objectives that reflect our overarching business strategies and priorities.

Attract and Retain Key Talent
We provide competitive compensation programs that attract and retain talented executives with a strong track record of success, assuring a high performing and stable leadership team. We continue to monitor market trends and align compensation programs with market where relevant.

Risk Mitigation
Compensation programs are carefully crafted, balancing fixed and variable elements. Implementing caps on short-term and long-term incentives ensures a balanced approach to risk and reward. Our approach to prudent risk management is also supported by robust governance processes and policies.

Executive Compensation Program Structure
Our executive total direct compensation ("TDC") is composed of base salary, annual cash incentives and annual long-term incentives. The table below describes the structure of our 2025 annual compensation program and key element features:

Pay Element	Purpose	Characteristics
Base Salary (See page 27)	Rewards day-to-day performance and standard job duties.	Cash •Determined based on the executive's responsibilities, performance, skills, and experience relative to market data
Annual Incentive Plan ("AIP") (See page 27)	Designed to motivate and reward executives for achieving specific, pre-established financial and individual strategic goals.	Cash •Comprised of a company financial performance component, and an individual strategic objective component
Annual Long-Term Incentives Plan ("Annual LTIP") (See page 31)	Designed to motivate and reward executives' contributions to enhancing long-term shareholder value and the achievement of long-term business objectives.
Performance Share Units ("PSUs")
•3-year relative total shareholder return ("r-TSR") against component companies in Russell 2000 Index
•A holding period of one year following settlement of the PSUs
Restricted Stock Units (RSUs)
•Value realized depends on long-term stock price performance
•Delivered in shares over three-year vesting period subject to continued employment

Pay-for-Performance Emphasis
Pay-for-Performance is a core tenet of Knowles' executive compensation program. Knowles' focus on pay-for-performance is best demonstrated through the structure of our executive compensation program, where the majority of executive pay is at-risk and variable, based on a combination of annual and long-term performance factors and Knowles' stock price performance.
As shown below for 2025, 88% of Mr. Niew's TDC and, on average, 74% of the TDC for the other NEOs was at-risk and variable. In addition, 73% of Mr. Niew's TDC and, on average, 55% of the TDC for the other NEOs was equity-based and, therefore, aligned with interests of shareholders.
__________
(1)The CEO Financial PSU Award is not included in the chart above because it was granted outside the regular annual compensation program. Additional information is provided under “Executive Compensation — Compensation Discussion & Analysis — 2025 CEO Financial Performance Share Unit Award,” beginning on page 32.

Our Annual LTIP is delivered through a mixture of PSUs and RSUs as shown below.
Our Compensation programs are designed so that strong Company performance results in total compensation above target, while performance below expectations results in total compensation below target by taking into consideration short-term financial targets and long-term shareholder value creation.
The chart below compares the CEO’s target and realizable TDC over the last three fiscal years and illustrates the strong alignment between pay outcomes and Company performance. Because a substantial portion of the CEO’s compensation is delivered in long‑term, equity‑based awards, realizable pay varies meaningfully from target based on stock‑price performance. The appreciation in Knowles’ share price from each grant date to December 31, 2025 is approximately 12%, 28%, and 17% for awards granted in 2023, 2024, and 2025 respectively. This represents a significant increase in the realizable value for equity awards relative to grant date target values.
Short‑term incentive outcomes also demonstrate the responsiveness of the program to annual performance results. Annual incentive payouts exceed target only when financial performance surpasses expectations, as was the case in 2025. In years where financial performance was below target, payouts were also below target, such as in 2023 and 2024.

In addition, the completion of the three‑year performance period for the 2023 PSUs contributed to higher realizable pay in 2023. These units, which vest based on Knowles’ total shareholder return performance versus companies in the Russell 2000 Index, paid out at 189.4% based on a 68th percentile ranking, reflecting the Company’s strong r-TSR performance over the period.
The 2025 target and realizable pay shown in the first chart below includes the value of the CEO Financial PSU Award, which was granted outside the regular annual long‑term incentive program and is subject to ambitious financial performance conditions. To provide a clearer view of year‑over‑year trends, the second chart below excludes the value of the CEO Financial PSU Award from 2025 target and realizable pay.
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(1)Target compensation is comprised of base salary, target AIP value, and the grant date value (calculated based on the grant date closing stock price) of LTIP awards in each year. The grant date closing stock price was $19.09 in 2023, $16.75 in 2024 and $18.34 in 2025.
(2)Realizable compensation is comprised of base salary, actual AIP value earned, and the value of all LTIP awards in the respective year. The value for LTIP awards is calculated based on Knowles' December 31, 2025 closing stock price of $21.43. The realizable value for PSUs granted in 2023 was adjusted to reflect the recent payout at 189.4%. The realizable value shown for PSUs granted in 2024 and 2025 (for which the performance period has not ended) assumes payout at 100%. Note, the realizable compensation amounts shown above may differ from the amounts required to be reported by SEC rules in the Summary Compensation Table or in the Pay Versus Performance section of this Proxy Statement.

__________
(1)Target compensation is comprised of base salary, target AIP value, and the grant date value (calculated based on the grant date closing stock price) of LTIP awards in each year. The grant date closing stock price was $19.09 in 2023, $16.75 in 2024 and $18.34 in 2025. To provide a more consistent year-over-year comparison, the 2025 target values exclude the CEO Financial PSU Award which was granted at 81,788 target units and had a grant date fair value of $1.5 million.
(2)Realizable compensation is comprised of base salary, actual AIP value earned, and the value of Annual LTIP awards granted in the respective year. The value for Annual LTIP awards is calculated based on Knowles' December 31, 2025 closing stock price of $21.43. The realizable value for PSUs granted in 2023 was adjusted to reflect the recent payout at 189.4%. The realizable value shown for PSUs granted in 2024 and 2025 (for which the performance period has not ended) assumes payout at 100%. To provide a more consistent year-over-year comparison, the 2025 realizable values exclude the CEO Financial PSU Award, which would contribute approximately $1.8 million to the 2025 realizable pay. Note, the realizable compensation amounts shown above may differ from the amounts required to be reported by SEC rules in the Summary Compensation Table or in the Pay Versus Performance section of this Proxy Statement.
Elements of Executive Compensation
2025 NEO Total Target Compensation Overview
The table below presents the total target compensation by element for each NEO for the 2025 executive compensation program. For more information on these elements of compensation, please see each individual section below.

2025 Total Target Compensation by Element
Executive	Base Salary	Target Annual Incentive	Annual Long-Term Incentive	Total
Jeffrey Niew	$750,000	$900,000	$4,400,000	$6,050,000
John Anderson	$450,000	$337,500	$1,300,000	$2,087,500
Raymond Cabrera	$350,000	$210,000	$700,000	$1,260,000
Daniel Giesecke	$450,000	$315,000	$900,000	$1,665,000
Robert Perna	$450,000	$315,000	$700,000	$1,465,000

2025 Base Salary
Base salaries are intended to provide a competitive level of fixed compensation in order to attract and retain talented executives. Base salaries are generally set based on the executive's responsibilities, performance, skills, and experience as compared with relevant market data. The table below compares each executive's 2024 and 2025 annual base salaries. None of the NEOs received a base salary increase in 2025.

Executive	2024 Base Salary	2025 Base Salary
Jeffrey Niew	$750,000	$750,000
John Anderson	$450,000	$450,000
Raymond Cabrera	$350,000	$350,000
Daniel Giesecke	$450,000	$450,000
Robert Perna	$450,000	$450,000
2025 Annual Incentive Plan
Structure
Knowles' Annual Incentive Plan is designed to motivate and reward executives for achieving financial and individual objectives. The Compensation Committee believes that balancing the measurement of performance between financial and individual strategic objectives is an important factor in mitigating risk and supporting long-term value creation for Knowles' shareholders.

Components	2025 Key Factors
Financial Performance Bonus 80% of Total
•Based on performance measured against weighted financial goals for each business unit established at the beginning of the fiscal year
•Evaluates financial performance across four business units: MedTech & Specialty Audio (MSA), Cornell Dubilier (CD), Ceramic Capacitors, and Radio Frequency Filters ("RF Filters")
•Financial goal elements were Adjusted EBIT Margin (35%), Revenue (35%), and Adjusted Free Cash Flow Margin (30%) applied to all business units
•Payout is determined by comparing performance against three levels: threshold (25% payout), target (100% payout), and maximum (200% payout)
•Corporate financial performance payout is capped at 50% of target if company-wide adjusted EBIT is below a pre-established threshold

Individual Strategic Objectives Bonus 20% of Total
•Measured against individual performance criteria
•Each NEO’s payout was determined by comparing individual performance against specific individual goals set at the beginning of 2025
•Payouts can range from 0% to 200% depending on the NEO’s performance against individual strategic objectives

Target Amounts
The NEOs' annual incentive targets are defined as a percentage of their base salaries and are determined based on each individual's responsibilities, skills, and experience as compared with relevant market data. For 2025, there was no change in Base Salary or annual incentive targets for any of our NEOs. Therefore, their annual incentive target values remain the same as the values for 2024.

Executive	2024 Annual Incentive Target		2025 Annual Incentive Target
	% of Salary	$	% of Salary	$
Jeffrey Niew	120%	$900,000	120%	$900,000
John Anderson	75%	$337,500	75%	$337,500
Raymond Cabrera	60%	$210,000	60%	$210,000
Daniel Giesecke	70%	$315,000	70%	$315,000
Robert Perna	70%	$315,000	70%	$315,000

2025 Annual Incentive Plan Results
Financial Performance
The Compensation Committee set the 2025 annual financial and individual strategic incentive targets to be reasonably achievable with strong management performance. Maximum performance levels were designed to be difficult to achieve in light of historical performance and the Company's business forecast.
The following table outlines our 2025 annual financial incentive goals and actual performance as measured against those goals for our MSA business. As described in the section titled "2025 Annual Incentive Plan - Structure" on page 27, MSA's financial results represent 30.0% of the total AIP payout for our NEOs.

MSA Business Unit Performance
Performance Measure[1]	Goals				Results as a % of Target
	Threshold (25%)	Target (100%)	Maximum (200%)	Actual results
Revenue ($M)	$237.6	$264.0	$277.2	$264.3	98.6% for all NEOs
Adj. EBIT Margin	31.5%	39.4%	45.7%	38.7%
FCF Margin	30.3%	37.9%	45.5%	38.2%
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(1)    See Appendix A for a reconciliation of Adjusted EBIT Margin and Free Cash Flow Margin to the most directly comparable GAAP measure.
The following table outlines our 2025 annual financial incentive goals and actual performance as measured against those goals for our Ceramic Capacitors business. As described in the section titled "Annual Incentive Plan - Structure" on page 27, Ceramic Capacitors' financial results represent 25.0% of the total AIP payout for our NEOs.

Ceramic Capacitors Business Unit Performance
Performance Measure[1]	Goals				Results as a % of Target
	Threshold (25%)	Target (100%)	Maximum (200%)	Actual results
Revenue ($M)	$108.2	$120.2	$129.8	$129.8	183.8% for all NEOs
Adj. EBIT Margin	20.4%	25.5%	30.6%	28.2%
FCF Margin	16.8%	21.0%	25.2%	26.6%
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(1)    See Appendix A for a reconciliation of Adjusted EBIT Margin and Free Cash Flow Margin to the most directly comparable GAAP measure.
The following table outlines our 2025 annual financial incentive goals and actual performance as measured against those goals for our RF Filters business. As described in the section titled "2025 Annual Incentive Plan - Structure" on page 27, RF Filters' financial results represent 20.0% of the total AIP payout for our NEOs.

RF Filters Business Unit Performance
Performance Measure[1]	Goals				Results as a % of Target
	Threshold (25%)	Target (100%)	Maximum (200%)	Actual results
Revenue ($M)	$66.3	$73.7	$79.6	$75.3	164.0% for all NEOs
Adj. EBIT Margin	12.0%	15.0%	18.0%	17.4%
FCF Margin	13.1%	16.4%	19.7%	19.3%
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(1)    See Appendix A for a reconciliation of Adjusted EBIT Margin and Free Cash Flow Margin to the most directly comparable GAAP measure.

The following table outlines our 2025 annual financial incentive goals, and actual performance as measured against those goals for our CD business. As described in the section titled "2025 Annual Incentive Plan - Structure" on page 27, CD's financial results represent 25.0% of the total AIP payout for our NEOs.

CD Business Unit Performance
Performance Measure[1]	Goals				Results as a % of Target
	Threshold (25%)	Target (100%)	Maximum (200%)	Actual results
Revenue ($M)	$118.8	$132.0	$142.6	$123.8	60.0% for all NEOs
Adj. EBIT Margin	13.6%	17.0%	20.4%	11.1%
FCF Margin	9.4%	11.7%	14.1%	17.7%
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(1)    See Appendix A for a reconciliation of Adjusted EBIT Margin and Free Cash Flow Margin to the most directly comparable GAAP measure.

Overall Corporate Financial Component Performance
	BU Performance		BU Weighting		Weighted Performance
MSA	98.6%	×	30.0%	=	29.6%
Ceramic Capacitors	183.8%	×	25.0%	=	46.0%
RF Filters	164.0%	×	20.0%	=	32.8%
CD	60.0%	×	25.0%	=	15.0%
Total Corporate					123.4%

For each NEO, payout is presented below.

Executive	2025 Financial Performance Payout (80% weighted)
	Target Annual Incentive	×	Financial Component Weighting	×	Payout %	=	Payout $
Jeffrey Niew	900,000		80%		123.4%		$888,480
John Anderson	337,500		80%		123.4%		$333,180
Raymond Cabrera	210,000		80%		123.4%		$207,312
Daniel Giesecke	315,000		80%		123.4%		$310,968
Robert Perna	315,000		80%		123.4%		$310,968

Individual Strategic Objectives
NEOs’ individual strategic objectives are determined based on specific goals at the beginning of the year. The Compensation Committee believes that the individual strategic objectives for each of the NEOs support Knowles' long-term strategic objectives and are indicators of their success in fulfilling their responsibilities to the Company. The individual strategic objectives were designed to be achievable yet demand strong and consistent performance from each NEO. Summaries of the specific individual strategic objectives for Mr. Niew and the other NEOs are outlined in the table below:

Executive	2025 Individual Strategic Objectives
Jeffrey Niew	•Corporate development initiatives (10%) •Strategic growth initiatives (10%)
John Anderson	•Shareholder engagement (7%) •Strategic cash flow management (7%) •Operating expense optimization (6%)
Raymond Cabrera	•Strategic talent management (8%) •Operating expense optimization (6%) •Corporate development initiatives (6%)
Daniel Giesecke	•Business unit strategic initiatives (10%) •Factory optimization (5%) •Strategic supplier management (5%)
Robert Perna	•Legal department operating goals (7%) •Business unit strategic initiatives (7%) •Corporate development initiatives (6%)

Each personal objective is given a rating from "Did Not Achieve" to "Far Exceeded," with corresponding payouts levels as below:

Individual Strategic Objectives Rating	2025 Payout Level
Far Exceeded	200%
Exceeded	150%
Target	100%
Achieved Most Not All	50%
Did Not Achieve	0%
The CEO recommended, and the Compensation Committee approved, the 2025 individual performance and payout levels for each of the NEOs other than himself. The Compensation Committee met with the CEO in January 2025 to evaluate his performance against his strategic objectives. The Compensation Committee determined the individual performance for the CEO and recommended the CEO’s payout level to the independent directors. The individual component payouts for each NEO are detailed in the table below.

Executive		2025 Individual Strategic Objectives Payout (20% weighted)
	Overall Rating	Target Annual Incentive	×	Individual Component Weighting	×	Payout %	=	Payout $
Jeffrey Niew	Between Achieved Most Not All and Target	$900,000		20%		89.9%		$161,820
John Anderson	Between Target and Exceed	$337,500		20%		110.0%		$74,250
Raymond Cabrera	Between Target and Exceed	$210,000		20%		110.0%		$46,200
Daniel Giesecke	Between Target and Exceed	$315,000		20%		110.0%		$69,300
Robert Perna	Target	$315,000		20%		100.0%		$63,000

2025 AIP Payout
The table below presents the target annual incentive amounts, the payouts for both financial and individual components, as well as the total payout relative to target annual incentive.

Executive		2025 Annual Incentive Payout
	2025 Annual Incentive Target	Financial Component Payout	Individual Component Payout	Total Payout	Total Payout (% of Target)
Jeffrey Niew	$900,000	888,480	$161,820	$1,050,300	116.7%
John Anderson	$337,500	333,180	$74,250	$407,430	120.7%
Raymond Cabrera	$210,000	207,312	$46,200	$253,512	120.7%
Daniel Giesecke	$315,000	310,968	$69,300	$380,268	120.7%
Robert Perna	$315,000	310,968	$63,000	$373,968	118.7%
2025 Long-Term Incentives
The Company's annual long-term incentives plan ("Annual LTIP") is designed to motivate and reward executives' contributions to enhancing long-term shareholder value and the achievement of long-term business objectives. The value of equity-based incentive awards is based on each executive's responsibilities, skills, and experience as compared with relevant market data. We generally grant annual long-term incentives ("Annual LTI") awards during the first half of our fiscal year, although such timing may change from year to year. The Compensation Committee also may consider and approve interim or mid-year grants, or grants made on another basis, from time to time based on business needs, changing compensation practices or other factors, in the discretion of the Compensation Committee. For example, in 2025 the Committee approved the CEO Financial PSU Award (described in more detail below) as a supplemental grant. The Company does not currently grant stock options to its employees. The Compensation Committee does not take into account material nonpublic information in determining the timing and terms of equity-based awards, and we have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Consistent with the prior two years, the Annual LTIP for 2025 was delivered through a mixture of performance share units and restricted stock units as shown below.
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(1)The CEO Financial PSU Award is not included in the chart above because it was granted outside the regular annual compensation program. Additional information is provided under “Executive Compensation — Compensation Discussion & Analysis — 2025 CEO Financial Performance Share Unit Award,” beginning on page 32.
Since 2020, we have used the same PSU award design for Annual LTI grants, using a 3-year relative total shareholder return ("r-TSR") as the sole measure. Knowles r-TSR percentile is determined by ranking the component companies of the Russell 2000 Index (including us) from the highest to the lowest according to their respective total shareholder return for the performance period, then calculating our total shareholder return percentile ranking relative to other companies among the group. Payment is delivered in common stock shares and follows the below schedule:

Knowles' r-TSR Ranking	PSU Payout %
75th percentile or higher	225%
50th percentile	100%
25th percentile	25%
Below 25th percentile	0%

If the Company’s total shareholder return at the end of the performance period is negative, then the maximum payout shall be limited to 100% of target PSUs. The r-TSR payout for any ranking that is not indicated in the above table will be interpolated linearly using the two closest data points in the above table. A holding period of one-year is required following settlement of the PSUs. In addition, the maximum value of the PSUs paid is capped at five times the target number of PSUs multiplied by the original grant date closing price.
2023 PSU Payout
The performance period for the PSUs awarded in 2023 completed on February 1, 2026. Our r-TSR ranking was at the 68th percentile, which resulted in a payout of 189.4% of target award, reflecting the Company's strong r-TSR performance over the period. The Committee certified the 2023 PSU awards final payout to our NEOs as the table shows below:

Executive	Number of PSUs Granted	Payout %	Payout Shares
Jeffrey Niew	112,362	189.4%	212,814
John Anderson	34,049	189.4%	64,489
Raymond Cabrera	15,715	189.4%	29,764
Daniel Giesecke	20,953	189.4%	39,685
Robert Perna	18,334	189.4%	34,725
2025 Annual LTIP
The following table compares the Annual LTI awards granted to NEOs in 2024 to those granted in 2025. The 2025 PSUs and RSUs were granted to the NEOs on February 18, 2025. For 2025, there’s no change in the Annual LTI award target values for any NEO. Therefore, each of their Annual LTI award target values remained unchanged from 2024.

Executive	2024 Annual LTI Awards (1)			2025 Annual LTI Awards (1) (2)
	RSUs	PSUs	Total	RSUs	PSUs	Total
Jeffrey Niew	$1,980,000	$2,420,000	$4,400,000	$1,980,000	$2,420,000	$4,400,000
John Anderson	$650,000	$650,000	$1,300,000	$650,000	$650,000	$1,300,000
Raymond Cabrera	$350,000	$350,000	$700,000	$350,000	$350,000	$700,000
Daniel Giesecke	$450,000	$450,000	$900,000	$450,000	$450,000	$900,000
Robert Perna	$350,000	$350,000	$700,000	$350,000	$350,000	$700,000
__________
(1)Reflects target value of awards on the date of grant. Amounts above may differ from amounts shown in the "Stock Awards" column of the Summary Compensation Table as the Summary Compensation Table grant date fair value is determined pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation.
(2)The CEO Financial PSU Award granted in 2025 (with a target amount of $1,500,000) is not part of Annual LTI and is therefore excluded.
2025 CEO Financial Performance Share Unit Award
As part of our normal annual grant cycle in February 2025, the Compensation Committee and the independent members of our Board of Directors approved a supplemental equity award for our CEO, delivered in the form of a financial performance share unit award (the "CEO Financial PSU Award") for our CEO. The CEO Financial PSU Award has a grant date fair value of $1.5 million. This grant is intended to incentivize accelerated, strategic and sustainable growth following our transformation into a leading industrial technology company. The Committee structured the CEO Financial PSU Award so that any payout is entirely at-risk and earned only upon achieving rigorous financial performance goals, ensuring that the cost of the award remains moderate relative to the substantial value shareholders would realize from the required financial performance.
The total potential performance period is five years, with the opportunity for early payout if the performance goals are met by December 31, 2027. If the performance goals are not achieved by the end of fiscal year 2027, the payout amount will be reduced by 10% for each additional elapsed quarter until the goals are met until the end of fiscal year 2029, encouraging accelerated achievement. If Mr. Niew’s employment terminates for any reason prior to the end of the performance period, the grant will automatically terminate, and all PSUs will be forfeited.
Vesting, to the extent earned, is contingent upon achieving rigorous financial performance goals: Non-GAAP diluted earnings per share ("Adjusted EPS") gate of $1.50; and Revenue of at least $800 million. If the minimum Adjusted EPS of $1.50 is not achieved, then no award is earned regardless of revenue achievement. This grant is designed to encourage strategic growth initiatives, including both organic expansion and M&A activity. To promote a balanced approach, 50% of an acquired company’s revenue at the time of acquisition is added to the revenue goals, with all future revenue from the acquired company counted toward achievement of the updated goals.

The payout percentage increases to 200% if revenue reaches $1.0 billion, and a multiplier of up to 2.0 will be applied if Adjusted EPS reaches $2.00, resulting in a maximum payout cap of 400%.
These performance objectives were designed to represent significant growth (63% growth in Adjusted EPS and 45% growth in revenue), with the maximum payout reserved for exceptional performance. The following table shows the financial performance metrics for the CEO Financial PSU Award as well as our financial performance for fiscal year 2024 (the most recent results at the time of the award grant) and for fiscal year 2025 (the first year of the performance period).

	CEO Financial PSU Award Metrics*		Knowles Corporation Financial Results
	Threshold (100%)	Maximum (400%)	Fiscal Year 2024	Fiscal Year 2025
Adjusted EPS	$1.50	$2.00	$0.92	$1.11
Revenues (in millions)	$800	$1,000	$553.50	$593.20
*Assumes achievement through organic growth; for inorganic growth revenues goal increases proportionally with acquired company's revenues.
In the event of a change of control, vesting is accelerated such that performance metrics are assessed as of the end of the month prior to the closing of the change of control. In addition, the Adjusted EPS gate is reduced to $1.35, and the revenue threshold is reduced to 90% of the applicable Target value.
Compensation Program Governance
Pay Governance
The following highlights of our executive compensation describe the sound governance practices applicable to the NEOs that the Compensation Committee believes support our pay-for-performance philosophy and best serve the interests of our shareholders:

☑ What We Do	☒ What We Don't Do

✔We deliver a significant portion of total compensation in the form of equity, including PSUs, to further align compensation with the Company’s long-term business plan.
✔Payouts for cash incentives and PSUs are capped.
✔We have multi-year vesting periods for equity awards.
✔We perform market comparisons of executive compensation against a relevant peer group.
✔We use an independent compensation consultant reporting directly to the Compensation Committee and providing no other services to the Company.
✔We have double-trigger vesting for Annual LTI awards in the event of a change-in-control.
✔We maintain stock ownership guidelines (CEO: 4x base salary; Other NEOs: 2x base salary).
✔We maintain a robust incentive clawback policy.
✔The Compensation Committee regularly meets in executive session without any members of management present.
✔We hold an annual “say on pay” vote.

×We do not allow repricing of underwater stock options without shareholder approval.
×We do not allow hedging, short sales, or pledging of our securities by directors or executive officers.
×We do not provide for tax gross-ups upon a change-in-control.
×We do not have employment contracts.
×We do not provide excessive perquisites.

Compensation Planning Cycle
The chart below summarizes the key activities the Compensation Committee conducts throughout the year.
Role of the Compensation Committee
The Compensation Committee, together with the other independent directors, is responsible for structuring our compensation program and approving the compensation of the CEO and other NEOs, among other duties expressed in its charter. The Compensation Committee makes these approvals based on its review of Company and individual performance, input from the CEO with respect to the NEOs other than himself, and the advice of its independent advisor. Two other key inputs to the Compensation Committee's decision-making process are the current status of the Company's business strategy and the feedback we receive from our shareholders.
Independent Advisor to the Compensation Committee
The Compensation Committee engages Compensia, Inc. ("Compensia") as its independent advisor. Compensia's duties include:
•CEO pay analysis;
~~•~~Peer group review;
•Independent director compensation review;
•Incentive program design; and
•Advising on compensation trends and changes in regulation.
Compensia has been retained by and reports directly to the Compensation Committee. The Compensation Committee assessed Compensia's independence in light of the SEC requirements and NYSE listing standards and determined that Compensia's work did not raise any conflict of interest or independence concerns.
Role of Management
The CEO makes compensation recommendations to the Compensation Committee for the NEOs other than himself, based on an assessment of individual and corporate performance. Management personnel prepare compensation information and performance assessments for the Compensation Committee.
Compensation Peer Group and Market Data
The Compensation Committee periodically examines market data to evaluate pay levels, pay practices and other compensation decisions. This market data review includes corresponding pay levels and pay practices employed at a peer group of similarly-sized companies in similar lines of business to the Company and which compete in similar markets for business or talent. The Compensation Committee does not believe it is appropriate to establish compensation levels based only on market practices. For each element of compensation, the Compensation Committee uses the median of the peer group as a reference point, while also considering other factors (e.g., Knowles' financial performance, individual roles and responsibilities, and the overall mix of compensation).

The Compensation Committee considers the following general criteria in selecting the compensation peer group:
•Companies that are publicly-traded in the U.S.;
•Companies in the same or similar lines of business;
•Companies that serve similar customers; and
•Companies with revenue of approximately 0.5x to 2.0x Knowles' revenue and within a reasonable size range of Knowles with respect to other financial and operating metrics, such as market capitalization and earnings before interest and taxes.
As part of its ongoing review of the executive compensation peer group, the Compensation Committee regularly assesses the peer group against the above criteria and periodically approves updates to the peer group. In July 2024, the Compensation Committee reviewed the peer group in preparation for 2025 compensation decisions and agreed to make adjustments to the peer group based on evolving industry focus, financial comparability and company size.
The following peer group was used for 2025 NEO compensation decisions:

2025 Compensation Peer Group
ADTRAN Arlo Technologies Bel Fuse Cohu CTS Digi International FormFactor Harmonic MaxLinear Mercury Systems	Methode Electronics NetScout Systems Power Integrations Ribbon Communications Rogers Corporation Semtech Veeco Instruments Viavi Solutions Vishay Precision Group
Compensation Risk Management
We review our compensation programs taking into consideration appropriate governance and risk management practices. Most recently, in October 2025, management analyzed whether Knowles' compensation policies and practices create material risks to the Company. This analysis was reviewed by the Compensation Committee and Compensia, the Compensation Committee's independent compensation consultant. The Compensation Committee was satisfied that Knowles' compensation programs are well structured with strong governance and oversight mechanisms in place to minimize and mitigate potential risks. Certain key risk management policies that pertain to executive compensation are as follows:
•Stock ownership guidelines for executive officers that align the interests of the executive officers with those of our shareholders;
•Mix of base salary, cash incentive opportunities, and long-term equity compensation, that provide a balance of short-term and long-term incentives with fixed and variable components;
•Capped payout levels for cash incentives;
•Inclusion of non-financial metrics, such as qualitative performance factors, in determining actual compensation payouts; and
•Equity compensation that typically vests over a multi-year period to encourage executives to take actions that promote the long-term sustainability of our business.
Other Compensation Topics
Severance and Change-in-Control Benefits
Knowles does not offer employment contracts to any of its NEOs; however, NEOs participate in the Knowles Executive Severance Plan (the "Severance Plan") and Senior Executive Change-In-Control Severance Plan (the "CIC Severance Plan"). We believe these plans help accomplish Knowles' objective of attracting and retaining talented executives and reduce the need to negotiate individual severance arrangements with departing executives. The Compensation Committee also believes the CIC Severance Plan promotes management independence and helps retain, stabilize, and focus executives in the event of a potential change-in-control.

For further information regarding these plans and a quantification of the compensation to be received under these plans in the event of a change-in-control or termination of an NEO's employment as of December 31, 2025, please see "2025 Potential Payments upon Termination or Change-in-Control" on page 42 of this Proxy Statement.
Benefits
Our global benefits philosophy is to provide NEOs with protection and security through health and welfare, retirement, disability insurance and life insurance programs. The NEOs are eligible to participate in the same retirement and benefit plans that are generally available to Knowles employees. The Company provides eligible NEOs with executive life insurance, which we believe is consistent with both peer and competitive pay practices, and is available to us at a reasonable group cost. In addition, executives are also eligible to receive expatriate and relocation benefits in accordance with the Company's policies.
Generally, it is the Compensation Committee's philosophy not to provide perquisites to our NEOs except in very limited circumstances. Knowles reimburses each NEO for an annual physical examination in order to lower the risk that undiagnosed health issues may have on leadership continuity. Knowles executives also have access to tickets to sporting events, which the executives primarily use to recognize and reward their team members.
Retirement and Pension Benefits
Our executive officers are entitled to participate in the same defined contribution retirement plan that is generally available to all of our eligible employees. We make matching contributions to eligible participants' retirement plan accounts based on a percentage of their eligible compensation under applicable rules. We believe that this retirement program permits our executives to save for their retirement in a tax-effective manner.
Deferred Compensation Plan
In addition, our executive officers and other select management employees are eligible to participate in the Knowles Deferred Compensation Plan, which permits the deferral of base salary, annual bonus, RSUs and PSUs. Knowles implemented a deferred compensation plan in order to provide a market competitive benefit and help facilitate retirement savings for participants in a cost- and tax-effective way for the company.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the CD&A with management.
Based on such review and discussions with management, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2025.
Compensation Committee:
Daniel Crowley (Chair)
Laura Angelini
Keith Barnes
Cheryl Shavers

EXECUTIVE COMPENSATION - TABLES
Summary Compensation Table
The following table sets forth information regarding 2025 and, to the extent required under SEC executive compensation disclosure rules, 2024 and 2023 compensation for each of our NEOs.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total ($)
Jeffrey Niew President & Chief Executive Officer	2025	750,000	6,844,773	1,050,300	—	29,843	8,674,916
	2024	750,000	5,460,476	583,200	47,500	24,695	6,865,871
	2023	747,596	5,097,770	540,000	2,800	23,408	6,411,574
John Anderson Senior Vice President & Chief Financial Officer	2025	450,000	1,553,777	407,430	—	17,500	2,428,707
	2024	450,000	1,584,837	232,200	2,500	21,545	2,291,082
	2023	450,000	1,662,953	202,500	500	20,795	2,336,748
Raymond Cabrera Senior Vice President and Chief Human Resources Officer	2025	350,000	836,643	253,512	—	23,353	1,463,508
	2024	350,000	853,393	144,480	2,100	23,103	1,373,076
	2023	350,000	767,521	126,000	100	22,353	1,265,974
Daniel Giesecke Senior Vice President & Chief Operating Officer	2025	450,000	1,075,702	380,268	—	23,581	1,929,551
	2024	450,000	1,097,207	216,720	—	19,036	1,782,963
	2023	450,000	1,023,345	189,000	—	18,286	1,680,631
Robert Perna Senior Vice President, General Counsel & Secretary	2025	450,000	836,643	373,968	—	21,795	1,682,406
	2024	450,000	853,393	216,720	—	21,545	1,541,658
	2023	450,000	895,433	189,000	—	20,795	1,555,228
__________
(1)The amounts reported in this column represent the aggregate grant date fair value of restricted stock units and performance share units, each calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation (“FASB ASC Topic 718”), excluding the effect of estimated forfeitures. The amounts do not correspond to the actual value that might be realized by the NEOs. See Note 13 to the Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025 for a discussion of the relevant assumptions in determining these values.
The amounts reports for the PSUs granted in February 2025 are calculated based on the probable satisfaction of the performance conditions for such awards as of the grant date. Assuming the highest level of performance conditions is achieved the grant date fair value of the 2025 PSUs would be as follows: Mr. Niew: $13,570,746; Mr. Anderson: $2,033,485; Mr. Cabrera: $1,094,945; Mr. Giesecke: $1,407,812; and Mr. Perna: $1,094,945.
(2)The 2025 amounts represent the annual incentive bonus received by each NEO under the Knowles Annual Incentive Plan based on performance in 2025 as determined by the Compensation Committee. The Annual Incentive Plan is discussed beginning on page 27 of this Proxy Statement and the estimated possible threshold, target, and maximum amounts for the incentive awards are reflected in the table “Grants of Plan-Based Awards in 2025” on page 38 of this Proxy Statement.
(3)Amounts represent changes in the present value of accumulated benefits under the Knowles Pension Replacement Plan, which is described below under "Knowles Pension Replacement Plan" on page 41 of this Proxy Statement.
(4)Amounts included in this column for 2025 are set forth by category in the “2025 All Other Compensation Table” below.
2025 All Other Compensation Table

Name	401(k) Match ($)	Executive Life Insurance ($)	Physical Examination ($)	Total ($)
Jeffrey Niew	17,500	8,048	4,295	29,843
John Anderson	17,500	—	—	17,500
Raymond Cabrera	17,500	1,558	4,295	23,353
Daniel Giesecke	17,500	1,786	4,295	23,581
Robert Perna	17,500	—	4,295	21,795

Grants of Plan-Based Awards in 2025
The following table shows information regarding the awards made to our NEOs in 2025.

Name	Type		Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($) (1)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jeffrey Niew	Restricted Stock Units	(2)	2/18/2025							107,961	1,980,005
	Performance Share Units	(3)	2/18/2025				32,988	131,952	296,892		3,364,776
	Performance Share Units	(4)	2/18/2025				81,788	81,788	327,152		1,500,000
	Annual Incentive Plan	(5)		36,000	900,000	1,800,000
John Anderson	Restricted Stock Units	(2)	2/18/2025							35,442	650,006
	Performance Share Units	(3)	2/18/2025				8,861	35,442	79,745		903,771
	Annual Incentive Plan	(5)		13,500	337,500	675,000
Raymond Cabrera	Restricted Stock Units	(2)	2/18/2025							19,084	350,001
	Performance Share Units	(3)	2/18/2025				4,771	19,084	42,939		486,642
	Annual Incentive Plan	(5)		8,400	210,000	420,000
Daniel Giesecke	Restricted Stock Units	(2)	2/18/2025							24,537	450,009
	Performance Share Units	(3)	2/18/2025				6,134	24,537	55,208		625,694
	Annual Incentive Plan	(5)		12,600	315,000	630,000
Robert Perna	Restricted Stock Units	(2)	2/18/2025							19,084	350,001
	Performance Share Units	(3)	2/18/2025				4,771	19,084	42,939		486,642
	Annual Incentive Plan	(5)		12,600	315,000	630,000
__________
(1)The amounts reported in this column represent the aggregate grant date fair value of restricted stock units and performance share units, each calculated in accordance with FASB ASC Topic 718, but excluding the effect of estimated forfeitures. The amounts do not correspond to the actual value that might be realized by the NEOs.
(2)This RSU grant was made as part of the 2025 annual long-term incentive grant process. These RSUs vest in three equal installments (subject to rounding of partial shares) each year on the anniversary of the grant date, subject to the NEO's continued employment through the applicable vesting date.
(3)This PSU grant was made as part of the 2025 annual long-term incentive grant process. The PSUs will be paid out in shares of Knowles common stock at the end of the three-year performance period based on Knowles' relative total shareholder return performance ranked against the component companies of the Russell 2000 Index during the 2025 to 2028 performance period. The threshold, target and maximum amounts assume 25%, 100% and 225%, respectively, satisfaction of the PSU goals.
(4)This PSU grant was approved for Mr. Niew to support long-term strategic and financial objectives. The PSUs are eligible to vest in shares of Knowles common stock based on achievement of rigorous financial performance goals during the 2025 to 2029 performance period. Payout begins at the target level (100%) when the performance conditions are satisfied and is capped at a maximum of 400%. Additional information is provided under “Executive Compensation — Compensation Discussion & Analysis — 2025 CEO Financial Performance Share Unit Award,” beginning on page 32.
(5)The amounts shown in this row reflect the potential payout at threshold, target and maximum for 2025 performance under the Knowles Annual Incentive Plan (the "AIP"). The actual AIP award amount for the 2025 performance year paid in February 2026 is disclosed in the Summary Compensation Table in the column “Non-Equity Incentive Plan Compensation” for each NEO.

Outstanding Equity Awards at Fiscal Year-End 2025
The following table provides information about equity awards made to the NEOs that are outstanding as of December 31, 2025, including outstanding stock option awards, unvested RSUs, and unvested PSUs held by each of the NEOs.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(1)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested (#)		Equity Incentive Plan Awards: Market or Payout Value of unearned shares, units or other rights that have not vested ($)(1)
Jeffrey Niew	142,857	16.77	02/09/2027	30,645	(2)	656,722	252,815	(5)	5,417,815
				78,806	(3)	1,688,813	325,076	(6)	6,966,368
				107,961	(4)	2,313,604	296,892	(7)	6,362,396
							81,788	(8)	1,752,717
John Anderson				11,350	(2)	243,231	76,610	(5)	1,641,758
				25,871	(3)	554,416	87,314	(6)	1,871,128
				35,442	(4)	759,522	79,745	(7)	1,708,925
Raymond Cabrera	25,210	16.77	02/09/2027	5,239	(2)	112,272	35,359	(5)	757,738
				13,931	(3)	298,541	47,016	(6)	1,007,553
				19,084	(4)	408,970	42,939	(7)	920,183
Daniel Giesecke				6,985	(2)	149,689	47,144	(5)	1,010,301
				17,911	(3)	383,833	60,449	(6)	1,295,411
				24,537	(4)	525,828	55,208	(7)	1,183,113
Robert Perna				6,112	(2)	130,980	41,252	(5)	884,020
				13,931	(3)	298,541	47,016	(6)	1,007,553
				19,084	(4)	408,970	42,939	(7)	920,183
__________
(1)Based on a December 31, 2025 Knowles closing stock price of $21.43 per share.
(2)The remaining RSUs subject to this award vested on February 6, 2026.
(3)One-half of the remaining RSUs subject to this award vested on February 20, 2026, and the other half is scheduled to vest on February 20, 2027, generally subject to the NEO's continued employment with Knowles through the vesting date (except as described below under "— 2025 Potential Payments upon Termination or Change-in-Control").
(4)The remaining RSUs subject to this award are scheduled to vest ratably in three annual installments commencing on February 18, 2026, generally subject to the NEO's continued employment with Knowles through the vesting date (except as described below under "— 2025 Potential Payments upon Termination or Change-in-Control").
(5)The PSUs subject to this award vested on February 1, 2026 at 189.4% of target. The disclosed number of PSUs reflects vesting at maximum. The number of units were earned and vested as a result of the Company’s relative TSR performance ranking against the Russell 2000 Index companies over the performance period (which commenced in 2023). See "Executive Compensation - Compensation Discussion & Analysis - Elements of Executive Compensation - 2025 Annual Long-Term Incentives," beginning on page 31.
(6)The PSUs subject to this award vest on February 1, 2027, generally subject to the NEO's continued employment with Knowles through the vesting date (except as described below under "— 2025 Potential Payments upon Termination or Change-in-Control") and that the applicable performance conditions are satisfied. The disclosed number of PSUs reflect vesting at maximum. The number of units, if any, that are ultimately earned and vest will be between 0% and 225% of the target number of PSUs, depending on the Company’s relative TSR performance ranking against the Russell 2000 Index companies over the performance period (which commenced in 2024). See "Executive Compensation - Compensation Discussion & Analysis - Elements of Executive Compensation - 2025 Annual Long-Term Incentives," beginning on page 31.
(7)The PSUs subject to this award vest on February 1, 2028, generally subject to the NEO's continued employment with Knowles through the vesting date (except as described below under "— 2025 Potential Payments upon Termination or Change-in-Control") and that the applicable performance conditions are satisfied. The disclosed number of PSUs reflect vesting at maximum. The number of units, if any, that are ultimately earned and vest will be between 0% and 225% of the target number of PSUs, depending on the Company’s relative TSR performance ranking against the Russell 2000 Index companies over the performance period (which commenced in 2025). See "Executive Compensation - Compensation Discussion & Analysis - Elements of Executive Compensation - 2025 Annual Long-Term Incentives," beginning on page 31.
(8)The PSUs subject to this award vest on December 31, 2029, with a potential for early vesting beginning December 31, 2027 if performance conditions are met. Mr. Niew must continue to be employed by the company through the performance period for the award to vest. The disclosed number of PSUs reflects vesting at threshold. The number of units, if any, that are ultimately earned and vest will be between 0% and 400%, depending on achievement of the performance conditions. See “Executive Compensation — Compensation Discussion & Analysis — 2025 CEO Financial Performance Share Unit Award,” beginning on page 32.

Option Exercises and Stock Vested in 2025
The following table provides additional information regarding stock option exercises and shares acquired upon the vesting of stock awards, including the value realized, for each NEO during fiscal year 2025.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Jeffrey Niew	136,656	1,038,374	192,564	3,515,513
John Anderson	42,017	178,152	62,128	1,134,322
Raymond Cabrera	24,116	127,332	31,125	567,935
Daniel Giesecke	61,658	394,897	41,167	751,305
Robert Perna	56,130	191,249	35,151	641,869
__________
(1)Aggregate dollar value realized on vesting of the stock awards is calculated by multiplying the closing price of the common stock on the vesting date by the number of vested shares.
2025 Nonqualified Deferred Compensation
Under the Knowles Deferred Compensation plan ("Knowles DCP"), eligible participants may defer a portion of his or her eligible compensation (up to 75% of base salary, up to 100% of eligible bonus, and up to 100% of restricted stock units and performance share unit grants) during the calendar year as long as the participant makes such election prior to the beginning of the calendar year. Participants in the deferred compensation plan may select from a subset of the investment elections available to all eligible employees under Knowles' tax-qualified Section 401(k) plan for their cash deferrals (base salary and/or annual bonus). Generally, deferred amounts will be distributed from the plan only on account of termination of service, disability, death or at a scheduled in-service withdrawal date chosen by the participant, subject to Section 409A of the Internal Revenue Code. A payment may not be designated for a calendar year after the year in which a participant attains the age of 75.
In addition, the Company continues to administer the Knowles Corporation Executive Deferred Compensation Plan ("Legacy Knowles EDCP"), which is a legacy plan from Dover Corporation. This is a frozen plan and no new contributions have been made after Knowles' spin-off from Dover in February 2014. Generally, deferred amounts will be distributed from the plan only on account of retirement at age 65 (or age 55 with 10 years of service), disability, other termination of service, or at a scheduled in-service withdrawal date chosen by the participant, subject to Section 409A of the Internal Revenue Code.

Name	Plan Name	Executive contributions in Last FY ($)(1)	Registrant contributions in Last FY ($)	Aggregate earnings in Last FY ($)(2)	Aggregate withdrawals/distributions ($)	Aggregate Balance at Last FYE ($)(3)
Jeffrey Niew	Knowles DCP	60,000	—	43,873	—	298,286
	Legacy Knowles EDCP	—	—	40,433	—	258,083
John Anderson	Knowles DCP	—	—	26,094	—	372,796
Raymond Cabrera	Knowles DCP	—	—	—	—	—
Daniel Giesecke	Knowles DCP	102,572	—	47,005	—	402,259
	Legacy Knowles EDCP	—	—	24,470	—	174,915
Robert Perna	Knowles DCP	37,671	—	117,889	—	1,416,339
__________
(1)The amounts in this column represent employee compensation deferrals that are included in the Summary Compensation Table for fiscal year 2025.
(2)These amounts include earnings (losses), dividends and interest provided on current contributions and existing balances, including the change in value of the underlying investment options in which the NEO is deemed to be invested. These amounts are not reported in the Summary Compensation Table for fiscal year 2025.
(3)The amounts in this column include deferred portions of the base salary and/or cash bonus payable to each NEO as reported in the Summary Compensation Tables for previous years.

Knowles Pension Replacement Plan
When Knowles was spun-off from Dover, we retained the Knowles Pension Replacement Plan ("Knowles PRP"), which is a frozen non-qualified pension plan for tax purposes.
Benefits accrued under the Knowles PRP reflect service while the respective NEOs were covered under the Dover Corporation Pension Replacement Plan prior to the spin-off of Knowles. Benefits were determined by multiplying the participant’s years of actual service as of December 31, 2013 (subject to a maximum of 30 years) by a percentage of the participant’s final average compensation as defined under the plan, reduced by the amount of company-provided benefits under any other retirement plans, including the pension plan, as well as the company-paid portion of Social Security benefits.
Normal retirement age for the Knowles PRP is age 65. However, as of January 1, 2014, all Knowles NEOs who participated in the Knowles PRP became fully vested in their benefits (in connection with the spin-off of Knowles from Dover) and became eligible to receive benefits upon termination of employment. Knowles PRP benefits may be forfeited for "cause" (defined as conviction of a felony which places Knowles at legal or other risk, or is expected to cause substantial harm to the business of a Knowles company or its relationships with employees, distributors, customers or suppliers).
Knowles does not anticipate establishing a new pension replacement plan nor covering additional employees in this plan.
Pension Benefits Through 2025

Executive	Plan Name	Number of Years of Credited Service (1)	Present Value of Accumulated Benefits (2)	Payments made during Last Fiscal Year
Jeffrey Niew	Knowles PRP	8.3	485,500	—
John Anderson	Knowles PRP	4.3	28,300	—
Raymond Cabrera	Knowles PRP	8.3	21,100	—
Daniel Giesecke (3)	Knowles PRP	8.3	—	—
Robert Perna (4)	N/A	N/A	N/A	N/A
__________
(1)Years of service are only credited through the December 31, 2013 plan freeze.
(2)The present value of the accumulated benefit is shown as of December 31, 2025.
(3)As of December 31, 2013, the value of Mr. Giesecke's off-setting benefits was greater than the gross Knowles PRP benefit, therefore Mr. Giesecke was not entitled to a benefit under the frozen Knowles PRP.
(4)Not eligible for the Knowles PRP.

2025 Potential Payments upon Termination or Change-in-Control
Knowles has in place the Severance Plan and the CIC Severance Plan. The Severance Plan creates a consistent and transparent policy for determining separation benefits for all similarly situated executives and formalizes Knowles' executive severance practices. The CIC Severance Plan likewise establishes a consistent policy regarding double-trigger change-in-control severance payments and is based on market best practices. All of Knowles' NEOs are eligible to participate in both the Severance Plan and the CIC Severance Plan as of December 31, 2025.
Under the CIC Severance Plan, the payment of severance benefits following a change-in-control is subject to a double-trigger – that is, such benefits are payable only upon certain specified termination events within 3 months prior to, upon or within 18 months following the date of a change-in-control. No executive is entitled to any gross-ups for excise taxes. Instead, the CIC Severance Plan provides for a "best net" treatment of change-in-control payments and benefits, where any NEO who would be subject to an excise tax will receive the greater of (i) the after-tax benefit, net of any excise taxes or (ii) the maximum benefit possible up to a payment cap at which no excise tax would be applied, with benefits in excess of the payment cap cut back so as to fall under the payment cap.
The following table describes the general payments to which each of the NEOs would be entitled to under various separation scenarios:

Payment Programs / Benefits	For Cause Termination	Voluntary Termination	Involuntary Termination (Without Cause) other than Change-in-Control	Retirement (1)	Death or Disability	Change-in-Control Only	Involuntary Termination following a Change-in-Control

Cash Severance	None	None	12 months of base salary continuation, and target annual incentive bonus on a pro-rata basis for time worked during the year.	None	None	None	Lump sum payment equal to 2.0 multiplied by the sum of (i) base salary on termination date or CIC date (whichever is higher), and (ii) target annual incentive bonus for the year of termination, or CIC date (whichever is higher).
Unvested RSUs	Forfeited at termination.	Forfeited at termination.	Forfeited at termination.	Continue to vest according to their original schedule.	Vesting accelerated.	None	Vesting accelerated.
Unvested PSUs	Forfeited at termination.	Forfeited at termination.	Forfeited at termination.	Continue to vest according to their original schedule.	Vesting accelerated on a pro-rata basis.	None	Vesting accelerated.
Unvested 2025 CEO Financial PSUs	Forfeited at termination.	Forfeited at termination.	Forfeited at termination.	Forfeited at termination.	Forfeited at termination.	Vesting accelerated.	N/A
Retirement Plan (PRP)	Forfeited at termination.	Actuarial value of benefit accrued value through termination.	Actuarial value of benefit accrued value through termination.	Actuarial value of benefit accrued value through termination.	Actuarial value of benefit accrued value through termination.	Actuarial value of benefit accrued through date of change-in-control.	Actuarial value of benefit accrued through date of change-in-control.
Nonqualified Deferred Compensation	Continue to accrue earnings and payable in accordance with the elections made.
Health and Welfare Benefits (COBRA)	None	None	12 months of company-provided COBRA continuation.	None	None	None	Lump sum payment equal to 12 months of COBRA costs.
__________
(1)Retirement for Unvested RSUs and Unvested PSUs is having attained the age at least 62 and completed at least five (5) years of service with the Company. All NEO participants in the PRP became fully vested in their benefits as of January 1, 2014.
The Equity and Cash Incentive Plan and Knowles' other benefit plans each have their own provisions relating to rights and obligations under the plan upon termination. The scenarios described above assume each NEO timely executes and complies with a Separation Agreement and Release, which must be in a form satisfactory to the Company. This agreement includes, but is not limited to, confidentiality, non-disparagement, and intellectual property protection covenants. Failure to execute or comply with the agreement can result in forfeiture and/or cancellation of outstanding equity awards.

The table below summarizes the estimated aggregate payments and benefits each NEOs would be entitled to upon termination under various separation scenarios as if termination occurred on December 31, 2025. The actual amounts will be determined at the time of each executive's termination. Deferred compensation and pension amounts are detailed on pages 40 and 41, respectively, and therefore, are excluded from the table.

	Involuntary Not For Cause Termination ($)		For Retirement ($)		For Death or Disability ($)		Change-in-Control Only ($)		Involuntary Termination Following a Change-in-Control ($)

Jeffrey Niew
Cash severance	1,650,000	(1)	—		—		—		3,300,000	(2)
Unvested RSUs	—		4,659,139	(3)	4,659,139	(3)	—		4,659,139	(3)
Unvested PSUs	—		8,331,813	(4)	5,063,645	(4)	—		8,331,813	(4)
Unvested 2025 CEO Financial PSUs	—		—		—		1,752,717	(4)	—
Health and welfare benefits	16,475	(5)	—		—		—		16,475	(5)
Total:	1,666,475		12,990,952		9,722,784		1,752,717		16,307,427

John Anderson
Cash severance	787,500	(1)	—		—		—		1,575,000	(2)
Unvested RSUs	—		1,557,168	(3)	1,557,168	(3)	—		1,557,168	(3)
Unvested PSUs	—		2,320,805	(4)	1,440,187	(4)	—		2,320,805	(4)
Health and welfare benefits	23,478	(5)	—		—		—		23,478	(5)
Total:	810,978		3,877,973		2,997,355		—		5,476,451

Raymond Cabrera
Cash severance	560,000	(1)	—		—		—		1,120,000	(2)
Unvested RSUs	—		819,783	(3)	819,783	(3)	—		819,783	(3)
Unvested PSUs	—		1,193,544	(4)	721,259	(4)	—		1,193,544	(4)
Health and welfare benefits	23,298	(5)	—		—		—		23,298	(5)
Total:	583,298		2,013,327		1,541,042		—		3,156,625

Daniel Giesecke
Cash severance	765,000	(1)	—		—		—		1,530,000	(2)
Unvested RSUs	—		1,059,349	(3)	1,059,349	(3)	—		1,059,349	(3)
Unvested PSUs	—		1,550,589	(4)	942,820	(4)	—		1,550,589	(4)
Health and welfare benefits	23,264	(5)	—		—		—		23,264	(5)
Total:	788,264		2,609,938		2,002,169		—		4,163,202

Robert Perna
Cash severance	765,000	(1)	—		—		—		1,530,000	(2)
Unvested RSUs	—		838,492	(3)	838,492	(3)	—		838,492	(3)
Unvested PSUs	—		1,249,669	(4)	775,489	(4)	—		1,249,669	(4)
Health and welfare benefits	17,168	(5)	—		—		—		17,168	(5)
Total:	782,168		2,088,161		1,613,981		—		3,635,329

__________
(1)This amount represents 12 months’ salary continuation plus an amount equal to the pro rata portion of the target annual incentive payable for the year in which the termination occurs (assumes termination on December 31, 2025, so reflects a full year's target bonus).
(2)Represents a lump sum payment equal to 2.0 multiplied by the sum of (i) the executive’s annual salary on the termination date or the change-in-control date, whichever is higher, and (ii) his target annual incentive bonus for the year in which the termination or the date of the change-in-control occurs, whichever is higher.
(3)Calculated based on the December 31, 2025 closing stock price of $21.43 per share.
(4)Calculated based on the December 31, 2025 closing stock price of $21.43 per share. For purposes of this calculation, vesting was assumed to be at target.
(5)Represents a lump sum payment equal to 12-month cost of COBRA health continuation coverage based on the level of health care coverage as of December 31, 2025.

Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of Mr. Niew, our CEO.

To help understand this disclosure, we think it is important to give context to our operations. Approximately 66% of our employees work in Asia, as of December 1, 2025. The majority of these employees work in one of our manufacturing operations. Our ratio, which includes this employee population, is impacted by our strategy to in-source our core manufacturing in Asia and the relationship between competitive pay practices in the region compared to the United States, whereas our peers generally outsource their manufacturing to contract manufacturers in the same region. We believe our in-house manufacturing provides a competitive advantage, especially relative to executing on new product launches.
For 2025,
a.The annual total compensation of our identified median employee, other than Mr. Niew, was $11,877;
b.Mr. Niew's 2025 total compensation, as reported in the Total column of the Summary Compensation Table, was $8,674,916 or $7,174,924 when excluding the CEO Financial PSU Award;
c.Based on this information, the ratio of the annual total compensation of Mr. Niew to the median employee is estimated to be 730 to 1, or 604 to 1 when excluding the CEO Financial PSU Award.
Our ratio reflects the strategy to in-source our core manufacturing in Asia and the relationship between competitive pay practices in the region compared to the United States, whereas our peers generally outsource their manufacturing to contract manufacturers in the same region. We believe our in-house manufacturing provides a competitive advantage, especially relative to executing on new product launches.
Identification of Median Employee
For purposes of identifying the median employee, we used the base salary and target cash incentive for all full-time, part-time, temporary, and seasonal employees other than our CEO. We selected base salary and target cash incentive as they represent the Company's principal broad-based compensation elements.
Using this methodology, we determined that our median employee was a manufacturing employee working in China. In determining the annual total compensation of the median employee, we calculated such employee's compensation in accordance with Item 402(c)(2)(x) of Regulation S-K as required pursuant to SEC executive compensation disclosure rules. This calculation is the same calculation used to determine total compensation for purposes of the Summary Compensation Table with respect to each of the NEOs.
Pay Versus Performance
As discussed in the Compensation Discussion and Analysis above, the Compensation Committee has implemented an executive compensation program, where the majority of executive pay is at risk and variable based on a combination of short-term financial targets, individual performance objectives and long-term shareholder value creation. As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company's variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company's performance, refer to "Executive Compensation - Compensation Discussion & Analysis" beginning on page 21.

Year(1)	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(3)	Value of Initial Fixed $100 Investment Based on:		Net Income ($MM) (6)	Company Selected Measure - Adjusted Free Cash Flow Margin (%) (7)
					Knowles Total Share-holder Return ($)(4)	Peer Group Total Share-holder Return ($)(5)
2025	8,674,916	10,916,536	1,876,043	2,259,913	116.28	236.57	50.9	19.3%
2024	6,865,871	8,528,238	1,747,195	2,086,763	108.14	176.57	23.4	16.9%
2023	6,411,574	5,995,151	1,709,645	1,636,092	97.18	132.15	72.4	15.0%
2022	5,458,615	(145,717)	1,492,133	294,474	89.09	103.42	(430.1)	7.1%
2021	8,999,264	12,662,676	2,317,430	3,024,922	126.70	125.35	150.4	15.4%
__________
(1)For the entirety of the years presented, Jeff Niew served as the Company's principal executive officer and the Company's other named executive officers consisted of John Anderson, Raymond Cabrera, Daniel Giesecke, and Robert Perna.
(2)Amounts reported in this column represent the compensation actually paid to Jeffrey Niew as the Company's President and Chief Executive Officer and the average compensation of the Company's other NEOs in the 2025 fiscal years, based on their total compensation reported in the

2025 Summary Compensation Table and adjusted as shown in the table below:

2025
	CEO	Other NEOs
Summary Compensation Table - Total Compensation(a)	$8,674,916	$1,876,043
less, Change in Pension Value in Summary Compensation Table(b)	$0	$0
less, Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year(c)	$(6,844,773)	$(1,075,691)
plus, Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year(d)	$8,436,571	$1,338,480
plus, Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years(e)	$987,511	$195,233
plus, Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year(f)	$0	$0
plus, Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year(g)	$(337,689)	$(74,152)
less, Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year(h)	$0	$0
plus, Service Cost and Prior Service Cost for Pension Plans ($)(i)	$0	$0
equals, Compensation Actually Paid	$10,916,536	$2,259,913

(a)    Represents Total Compensation as reported in the 2025 Summary Compensation Table for the indicated fiscal year.
(b)    Represents the aggregate change in the actuarial present value of accumulated benefits under the Knowles Pension Replacement Plan, which is described under "Knowles Pension Replacement Plan" on page 41 of this Proxy Statement. There were no service cost or prior service cost amounts.
(c)    Represents the aggregate grant date fair value of the option awards and stock awards during the 2025 fiscal year, computed in accordance with FASB ASC 718.
(d)    Represents the aggregate fair value as of 2025 fiscal year-end of the outstanding and unvested option awards and stock awards granted during such fiscal year, computed in accordance with FASB ASC 718.
(e)    Represents the aggregate change in fair value during the indicated fiscal year of the outstanding and unvested option awards and stock awards held as of the last day of 2025 fiscal year, computed in accordance with FASB ASC 718 and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.
(f)    Represents the aggregate fair value at vesting of the option awards and stock awards that were granted and vested during the 2025 fiscal year, computed in accordance with FASB ASC 718.
(g)    Represents the aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of each option award and stock award that was granted in a prior fiscal year and which vested during the 2025 fiscal year, computed in accordance with FASB ASC 718.
(h)    Represents the aggregate fair value as of the last day of the prior fiscal year of Jeffrey Niew’s option awards and stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with FASB ASC 718.
(i)    Under the Knowles Pension Replacement Plan, years of service ceased to receive credit after December 31, 2013.

(3)For the relevant fiscal year, represents the cumulative total shareholder return ("TSR") of our company's common stock for the measurement periods ending on December 31 of each of 2025, 2024, 2023, 2022 and 2021, respectively.
(4)For the relevant fiscal year, represents the cumulative TSR the Dow Jones U.S. Electrical Components & Equipment Index ("Peer Group TSR") for the measurement periods ending on December 31 of each of 2025, 2024, 2023, 2022 and 2021, respectively, assuming reinvestment of dividends.
(5)Beginning with fiscal year 2024, Net Income results are for continuing operations (excluding the results of the Consumer MEMS microphones business which was divested in December 2024).
(6)For fiscal year 2025, Knowles' most important financial measure, not otherwise presented in the table above, is Adjusted Free Cash Flow Margin.
Relationship Between "Compensation Actually Paid" and Financial Performance Measures
“Compensation actually paid” (“CAP”), as required under SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end stock prices, various accounting valuation assumptions, and projected performance modifiers but does not reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price achievement and varying levels of projected and actual achievement of performance goals. For a discussion of how our Compensation Committee assessed “pay-for-performance” and how our executive compensation program is designed to link executive compensation with the achievement of our financial and strategic objectives as well as stockholder value creation each year, see "Executive Compensation - Compensation Discussion & Analysis" in this Proxy Statement and the corresponding sections in our 2021, 2022, 2023 and 2024 proxy statements.

The graph below outlines the relationship between “Compensation Actually Paid” to our CEO and other NEOs in 2021, 2022, 2023, 2024 and 2025, and TSR of both our common stock and of the Dow Jones U.S. Electrical Components & Equipment Index.

Compensation Actually Paid (CAP) vs. Knowles TSR and Peer Group TSR
$2,600.0
$2,100.0
$1,600.0
$1,100.0
$600.0
$100.0
($400.0)
$250.00
$200.00
$150.00
$100.00
$50.00
$0.00
($50.00)
($100.00)
($150.00)
($200.00)
$100.00
$125.35
$103.42
$132.15
$176.57
$236.57
$100.00
$126.70
$89.09
$97.18
$108.14
$116.28
$1,266.3
$302.5
($14.6)
$29.4
$599.5
$163.6
$852.8
$208.7
$1,091.7
$226.0
FY 2021
FY 2022
FY 2023
FY 2024 (1)
FY 2025
CAP PEO (in $10,000)
CAP Avg NEOs (in $10,000)
Knowles TSR
Peer Group TSR

The graph below outlines the relationship between “Compensation Actually Paid" and our net income.

Compensation Actually Paid (CAP) vs. Knowles Net Income
$2,000.0
$1,500.0
$1,000.0
$500.0
$0.0
($500.0)
$200.00
$100.00
$0.00
($100.00)
($200.00)
($300.00)
($400.00)
($500.00)
150.4
72.4
23.4
50.9
-430.1
$1,266.3
$302.5
($14.6)
$29.4
$599.5
$163.6
$852.8
$208.7
$1,091.7
$226.0
FY 2021
FY 2022
FY 2023
FY 2024 (1)
FY 2025
CAP PEO (in $10,000)
CAP Avg NEOs (in $10,000)
Knowles Net Income ($MM)

__________
(1)Beginning with FY 2024, financial results are for continuing operations after the divestiture of the Consumer MEMS Microphones business, which was divested in December 2024.

The graph below outlines the relationship between "Compensation Actually Paid" and our adjusted free cash flow margin.

Compensation Actually Paid (CAP) vs. Knowles FCF Margin
$2,000.0
$1,500.0
$1,000.0
$500.0
$0.0
($500.0)
20.0%
18.0%
16.0%
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
15.4%
7.1%
15.0%
16.9%
19.3%
$1,266.3
$302.5
($14.6)
$29.4
$599.5
$163.6
$852.8
$208.7
$1,091.7
$226.0
FY 2021
FY 2022
FY 2023
FY 2024 (1)
FY 2025
CAP PEO (in $10,000)
CAP Avg NEOs (in $10,000)
Adjusted FCF Margin

__________
(1)Beginning with FY 2024, financial results are for continuing operations after the divestiture of the Consumer MEMS Microphones business, which was divested in December 2024.

The following is a list of financial performance measures which in the Company's assessment represent the most important financial performance measures used by the Company to link compensation actually paid to the Named Executive Officers for 2025.

Financial Performance Measure
•●●	Adjusted Free Cash Flow Margin
•●●	Revenue
•●●	Adjusted Earnings Before Interest and Taxes (EBIT)
•●●	Adjusted EBIT Margin
•●●	Relative Total Shareholder Return

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Directors and Executive Officers
The following table sets forth certain information regarding the beneficial ownership, as of March 2, 2026 (except as otherwise stated), of our common stock by:
•Each of our directors, director nominees, and NEOs; and
•All of our directors and executive officers as a group.
The beneficial ownership set forth in the table is determined in accordance with SEC rules. The percentage of beneficial ownership is based on 85,529,664 shares of common stock outstanding on March 2, 2026. In computing the number of shares beneficially owned by any shareholder and the percentage ownership of such shareholder, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 2, 2026, and restricted stock units ("RSUs") and restricted stock held by that person that vest within 60 days of March 2, 2026 have been included. Such shares, however, are not deemed to be outstanding for purposes of computing the percentage ownership of any other person.
Unless otherwise indicated in the footnotes below, the persons named in the table have sole voting and investment power as to all shares beneficially owned.

Name of Beneficial Owner	Number of Shares(1)		Percentage
Directors (except Mr. Niew):
Laura Angelini	24,046		*
Keith Barnes	98,082	(2)	*
Jason Cardew	30,149	(3)	*
Daniel Crowley	52,818	(4)	*
Didier Hirsch	140,299		*
Ye Jane Li	73,028		*
Cheryl Shavers	36,076		*
Michael Wishart	70,455		*
Named Executive Officers:
Jeffrey Niew	842,244		1.00%
John Anderson	174,082		*
Raymond Cabrera	118,216		*
Daniel Giesecke	154,161		*
Robert Perna	98,918	(5)	*
Directors and executive officers as a group (13 persons)	1,912,574		2.24%
*    Less than one percent
__________
(1)Includes shares of Company common stock subject to restricted stock unit awards that will vest within 60 days of March 2, 2026 as follows: Ms. Angelini - 11,890 shares; Mr. Barnes – 11,890 shares; Mr. Cardew - 11,890 shares; Mr. Crowley –- 11,890 shares; Mr. Hirsch – 11,890 shares; Ms. Li – 11,890 shares; Dr. Shavers – 11,890 shares; and Mr. Wishart – 11,890 shares. Includes shares of Company common stock subject to stock options that are currently exercisable or will become exercisable within 60 days of March 2, 2026 as follows: Mr. Niew – 142,857 shares; and Mr. Cabrera – 25,210 shares.
(2)Includes 29,217 shares, the receipt of which has been deferred until after the termination of Mr. Barnes's service as a director upon his retirement from the Board.
(3)Includes 30,149 shares, the receipt of which has been deferred until after the termination of Mr. Cardew's service as a director upon his retirement from the Board.
(4)Includes 50,818 shares, the receipt of which has been deferred until after the termination of Mr. Crowley's service as a director upon his retirement from the Board.
(5)Includes 27,425 vested RSUs and 24,727 earned PSUs, the receipt of which has been deferred until Mr. Perna's separation from service with Knowles.

Certain Other Shareholders
The following table sets forth the shares beneficially owned as of December 31, 2025 by each shareholder known to us to beneficially own more than five percent (5%) of our outstanding common stock (based solely on our review of Schedules 13D and 13G filed with the SEC). The percentage of ownership indicated in the following table is based on 84,887,498 shares of common stock outstanding as of December 31, 2025.

Name and Address of Beneficial Owner	Number of Shares		Percentage
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	13,082,127	(1)	15.4%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	11,879,008	(2)	14.0%
Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78746	6,432,383	(3)	7.6%
Neuberger Berman Group, LLC 1290 Avenue of the Americas New York, NY 10104	5,019,922	(4)	5.9%
__________
(1)As reported in a Schedule 13G/A filed with the SEC on July 18, 2025, BlackRock Inc. beneficially owned 13,082,127 shares with sole dispositive power and 12,867,712 shares with sole voting power as of June 30, 2025.
(2)As reported in a Schedule 13G/A filed with the SEC on February 13, 2024, The Vanguard Group, Inc. beneficially owned 11,879,008 shares, including no shares with sole voting power, 11,715,630 shares with sole dispositive power, 163,378 shares with shared dispositive power and 75,715 shares with shared voting power as of December 29, 2023.
(3)As reported in a Schedule 13G/A filed with the SEC on February 9, 2024, Dimensional Fund Advisors LP beneficially owned 6,432,383 shares with sole dispositive power and 6,331,216 shares with sole voting power as of December 29, 2023. Dimensional Fund Advisors LP furnishes investment advice to four investment companies, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (collectively referred to as the "Funds"). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries may possess voting and/or investment power over the shares that are owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds. However, all shares are owned by the Funds. Dimensional Fund Advisors LP disclaims beneficial ownership of such shares.
(4)As reported in a Schedule 13G filed with the SEC on October 14, 2025, Neuberger Berman Investment Advisers LLC beneficially owned no shares with sole voting power, 4,873,374 shares with shared voting power, no shares with sole dispositive power and 5,019,922 shares with shared dispositive power as of September 30, 2025.

PROPOSAL 4 —	RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed PricewaterhouseCoopers LLP ("PwC") as the Company's independent registered public accounting firm to audit the annual accounts of Knowles and its subsidiaries for the fiscal year ending December 31, 2026. PwC has audited the financial statements of the Company since 2013. Representatives of PwC are expected to be present at the 2026 Annual Meeting and will have the opportunity to make a statement if they desire to do so. The representatives will also be available to respond to questions at the 2026 Annual Meeting.
Although shareholder ratification of PwC's appointment is not required by Knowles' By-Laws or otherwise, our Board is submitting the ratification of PwC's appointment for 2026 to Knowles' shareholders because we value our shareholders' views on our independent registered public accounting firm and as a matter of good corporate practice. The Audit Committee will consider the outcome of this vote in its decision to appoint an independent registered public accounting firm but is not bound by our shareholders’ vote. Even if the selection of PwC is ratified, the Audit Committee may change the appointment at any time during the year if it determines a change would be in the best interests of the Company and our shareholders.
The persons named as proxies intend to vote the proxies "FOR" the ratification of the appointment of PwC as our independent registered public accounting firm for fiscal year 2026, unless otherwise specified on the proxy card.

THE BOARD UNANIMOUSLY RECOMMENDS YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PwC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2026

Audit Committee Report
In accordance with the requirements of Sarbanes-Oxley, the related SEC rules and the NYSE Listing Standards, the Board engaged PwC as the Company's independent registered public accounting firm to audit the annual accounts of Knowles and its subsidiaries for 2025.
The Audit Committee is responsible for the duties set forth in its charter but is not responsible for preparing the financial statements, implementing or assessing internal control over financial reporting or auditing the financial statements. Knowles' management is responsible for preparing the financial statements, maintaining effective internal control over financial reporting and assessing the effectiveness of internal control over financial reporting. Knowles' independent auditors are responsible for auditing the financial statements and expressing an opinion on the effectiveness of internal control over financial reporting. The review of the financial statements by the Audit Committee is not the equivalent of an audit.
Pursuant to its oversight responsibilities, the Audit Committee discussed with PwC the overall scope for the audit of Knowles' 2025 financial statements. The Audit Committee met with PwC, with and without Knowles' management present, to discuss the results of PwC's examination, their assessment of Knowles' internal control over financial reporting and the overall quality of Knowles' financial reporting.
The Audit Committee reviewed and discussed, with both the management of Knowles and PwC, Knowles' 2025 audited financial statements, including a discussion of critical accounting policies, the quality, not just the acceptability, of the accounting principles followed, the reasonableness of significant judgments reflected in such financial statements and the clarity of disclosures in the financial statements.
The Audit Committee also (1) discussed with PwC the applicable requirements of the Public Company Accounting Oversight Board and the SEC, (2) reviewed the written disclosures and the letter from PwC required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor's communications with the Audit Committee concerning independence and (3) discussed with PwC its independence, including any relationships or permitted non-auditing services that might impact PwC's objectivity and independence.
Based upon the discussions and review referred to above, the Audit Committee recommended that the audited financial statements for the year ended December 31, 2025 be included in Knowles' Annual Report on Form 10-K for the year ended December 31, 2025.

Audit Committee:	Jason Cardew (Chair) Didier Hirsch Jane Li Michael S. Wishart

Fees Paid to Independent Registered Public Accounting Firm
The independent registered public accounting firm of the Company during the year ended December 31, 2025 was PwC. All PwC services during 2025 were approved by the Audit Committee specifically or pursuant to the pre-approval procedures outlined below. PwC's aggregate fees, rounded to the nearest hundred dollars, during 2025 and 2024 are set forth in the table below:

Type of Fee	Year Ended December 31, 2025 ($)	Year Ended December 31, 2024 ($)
Audit Fees(1)	2,091,409	2,723,400
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	24,561	8,000
__________
(1)Audit fees include fees for audit or review services in accordance with generally accepted auditing standards and fees for services that generally only independent auditors provide, such as statutory audits and review of documents filed with the SEC. In 2024, audit fees also included fees paid in connection with audit procedures related to tax planning and the divestiture of our Consumer MEMS Microphone business.
(2)All other fees include non-audit services, advisory services, and licensing accounting research tools.
Pre-Approval of Services Provided by Independent Registered Public Accounting Firm
Consistent with its charter and applicable SEC rules, our Audit Committee pre-approves all audit and permissible non-audit services provided by PwC to us and our subsidiaries. With respect to certain services which PwC has customarily provided, the Audit Committee has adopted specific pre-approval policies and procedures, which the Audit Committee reviews at least annually. In developing these policies and procedures, the Audit Committee considered the need to ensure the independence of PwC while recognizing that, in certain situations, PwC may possess the expertise and be in the best position to advise us and our subsidiaries on issues and matters other than accounting and auditing.
The policies and procedures adopted by the Audit Committee require pre-approval by the Audit Committee of audit-related and certain non-audit-related tax and other routine and recurring services that are proposed to be performed by the independent auditor. The pre-approval of such services by the Audit Committee is effective for a fiscal year, specific as to a particular service or category of services and is subject to a limitation on fees. In addition, pre-approved services which are expected to exceed the limitation on fees require separate, specific pre-approval. For each proposed service, the independent auditor and management are required to provide information regarding the engagement to the Audit Committee at the time of approval. In evaluating whether to approve such services, the Audit Committee considers whether each service is compliant with the SEC rules and regulations on auditor independence.

INFORMATION ABOUT THE 2026 ANNUAL MEETING
1.Who can vote at the 2026 Annual Meeting?
The Record Date for determining shareholders eligible to vote at the 2026 Annual Meeting is March 2, 2026. Holders of our common stock at the close of business on the Record Date may vote at the 2026 Annual Meeting. As of the close of business on that date, we had outstanding 85,529,664 shares of common stock. Each share of common stock is entitled to one vote on each matter and shareholders may not cumulate their votes.
2.How do I attend the 2026 Annual Meeting?
The 2026 Annual Meeting will be held on Tuesday, April 28, 2026 at 9:00 a.m. Central Time at The Langham Chicago Hotel, 330 N. Wabash Avenue Chicago, Illinois 60611. If you were a stockholder at the close of business on March 2, 2026, you may attend the 2026 Annual Meeting. The meeting will begin promptly at 9:00 a.m. Central Time. Proof of ownership of our shares must be presented in order to be admitted to the 2026 Annual Meeting. If your shares are held in the name of a bank, broker or other nominee and you plan to attend the 2026 Annual Meeting in person, you must bring proof of ownership, such as a legal proxy, your brokerage statement, the proxy card mailed to you by your bank, broker or other nominee, or other proof of ownership as of the Record Date to be admitted to the 2026 Annual Meeting.
Even if you plan to attend the 2026 Annual Meeting, please submit your vote in advance as instructed herein.
3.How do I ask questions at the 2026 Annual Meeting?
You will be able to ask questions at the 2026 Annual Meeting during the designated question and answer period. We will answer as many questions during the meeting as time permits. Only questions that are relevant to the purpose of the 2026 Annual Meeting or our business will be answered.
4.How many votes do I have?
You have one vote for each share of our common stock that you owned at the close of business on the Record Date. These shares include shares held by you as a "shareholder of record" and as a "beneficial owner."
5.What is the difference between holding shares as a "shareholder of record" and as a "beneficial owner"?
If your shares are registered directly in your name with our transfer agent, you are considered the shareholder of record of those shares, and the proxy materials are being sent directly to you.
Most holders of our common stock hold their shares beneficially through a bank, broker or other nominee rather than of record directly in their own name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in "street name," and these proxy materials are being forwarded to you by your bank, broker or other nominee who is considered the shareholder of record of those shares. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares and you are also invited to attend the 2026 Annual Meeting. Your bank, broker or other nominee has enclosed a voting instruction form for you to use in directing them how to vote your shares. You must follow these instructions in order for your shares to be voted. Your broker is required to vote those shares in accordance with your instructions. We urge you to instruct your bank, broker or other nominee, by following the instructions on the enclosed voting instruction form, to vote your shares in line with the Board's recommendations.
6.What is a proxy?
A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated three of our officers as the Company's proxies for the 2026 Annual Meeting. These officers are Jeffrey S. Niew, John S. Anderson and Robert J. Perna.
7.Who pays for the solicitation of proxies?
This solicitation is being made by the Board of Directors of Knowles. Accordingly, Knowles will bear the cost of soliciting proxies. Knowles and our officers, directors, and employees may solicit proxies by mail, telephone, e-mail, fax, or in person. No additional compensation will be paid to our officers, directors or employees for such services. We will reimburse brokerage firms and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes.
8.How can I vote my shares?
Shareholders of Record. Shareholders of record may vote their shares in person during the 2026 Annual Meeting, or by proxy without attending the 2026 Annual Meeting. For additional information on how to attend the 2026 Annual Meeting, please refer to "How do I attend the 2026 Annual Meeting?" above. Even if you plan to attend the 2026 Annual Meeting, we encourage you to vote your shares by proxy. Shareholders of record may submit a proxy to have their shares voted by one of the following methods:
•By Internet — You may submit your proxy online via the Internet by following the instructions provided on the enclosed proxy card.
•By Phone — You may submit your proxy by touch-tone telephone by calling the toll-free number on the enclosed proxy card.
•By Mail — You may submit your proxy by marking, signing, dating and returning your proxy card promptly in accordance with the voting instructions on your proxy card.
Beneficial Owners. If you are the beneficial owner of your shares (that is, you hold your shares in "street name" through an intermediary such as a bank, broker or other nominee), you will receive instructions from your bank, broker or other nominee as to how to vote your shares or submit a proxy to have your shares voted.
Your bank, broker or other nominee may not be able to vote your shares on any matters at the 2026 Annual Meeting unless you provide them instructions on how to vote your shares. You should instruct your bank, broker or other nominee how to vote your shares by following the directions provided by your bank, broker or other nominee. Alternatively, you may attend the 2026 Annual Meeting and vote in person.
General. If you submit your proxy using any of the methods above, Mr. Niew, Mr. Anderson or Mr. Perna will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some, or none of the nominees for director (Proposal 1); for, against or abstain from voting on Proposal 2; every 1 year, 2 years, 3 years or abstain from voting on Proposal 3; and for, against or abstain from voting on Proposal 4 or any other proposals properly introduced at the 2026 Annual Meeting. If you vote by telephone or Internet and choose to vote with the recommendation of our Board of Directors, or if you vote by mail, sign your proxy card, and do not indicate specific choices, your shares will be voted: "FOR" the election of all eight director nominees recommended by the Board as set forth on the proxy card (Proposal 1); "FOR" the approval, on a non-binding, advisory basis of named executive officer ("NEO") compensation; to consider future advisory votes to approve our named executive officer compensation every "1 YEAR" (Proposal 3); and "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP ("PwC") as our independent registered public accounting firm for fiscal year 2026 (Proposal 4).
If a matter to be considered at the 2026 Annual Meeting is timely submitted pursuant to Rule 14a-4(c)(1) promulgated under the Exchange Act, your proxy will authorize Jeffrey S. Niew, John S. Anderson, or Robert J. Perna to vote your shares in their discretion with respect to any such matter subsequently raised at the 2026 Annual Meeting. At the time this Proxy Statement was filed, we know of no matters to be considered at the 2026 Annual Meeting other than those referenced in this Proxy Statement.
9.If I have already voted by proxy on one or more proposals, can I change my vote or revoke my proxy?
Yes. To change your vote by proxy, simply sign, date and return the enclosed proxy card or voting instructions form in the accompanying postage pre-paid envelope, or vote by proxy via telephone or the Internet in accordance with the instructions on the proxy card or voting instruction form. Only your latest dated proxy will count. You may revoke your proxy at any time before it is used (in case of proxy cards) by giving notice to the Secretary.
10.What if I sign and date my proxy but do not provide voting instructions?
If you sign and return your proxy card with no votes marked, your shares will be voted as follows:
•FOR the election of all nominees for director as identified in this Proxy Statement;
•FOR the approval, on a non-binding, advisory basis of compensation of the named executive officers;
•To consider future advisory votes to approve our named executive officer compensation every 1 YEAR; and
•FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2026.
11.What constitutes a quorum?
For purposes of the 2026 Annual Meeting, there will be a quorum if the holders of a majority of the outstanding shares of our common stock are present in person or by proxy. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the 2026 Annual Meeting. In the absence of a quorum, the 2026 Annual Meeting may be adjourned by the chair of the 2026 Annual Meeting.
12.What is the effect of abstentions and broker non-votes?
If you specify that you wish to "abstain" from voting on an item, then your shares will not be voted on that particular item.

Abstentions will count as a vote against the proposals, other than for the election of directors (Proposal 1) and for the frequency of future say on pay advisory votes (Proposal 3). Abstentions will not have an effect on the election of directors because abstentions are not considered votes cast for or against a nominee, although abstentions will result in directors receiving fewer votes. Similarly, because the advisory vote regarding frequency of future say on pay advisory votes (Proposal 3) requires shareholders to indicate a preference between three options (every "1 year," "2 years" or "3 years") or choose to "abstain," abstentions will only result in fewer votes being cast for the other three options. Abstentions are treated as present and entitled to vote, so they will have the effect of a vote cast against: the non-binding approval of the Company's NEO compensation (Proposal 2), and the ratification of the appointment of PricewaterhouseCoopers LLP as our independent public accounting firm for fiscal year 2026 (Proposal 4).
Broker non-votes occur when brokers do not have discretionary voting authority to vote certain shares held in "street name" on particular "non-routine" proposals and the "beneficial owner" of those shares has not instructed the broker to vote on those proposals. Shares registered in the name of a broker, bank or other nominee, for which proxies are voted on some, but not all matters, will be considered to be represented at the 2026 Annual Meeting and voted only as to those matters for which the broker, bank or other nominee has authority to vote. The election of directors, the advisory resolution on executive compensation, and the advisory vote on the frequency of future advisory votes on executive compensation are non-routine matters, so your broker cannot vote your shares on those matters without your instruction. Broker non-votes will have no direct effect on the outcome of the election of directors, the advisory vote on executive compensation, or on the frequency of future advisory votes on executive compensation. The only routine matter on the agenda for the 2026 Annual Meeting is the ratification of the appointment of the independent auditor. If you do not instruct the broker on how to vote your shares, your broker has discretionary voting authority to leave your shares unvoted or to vote your shares.
13.What vote is required to approve each matter and how are the voting results determined?

Proposal	Vote Required for Approval	Abstentions and Broker Discretionary Voting
Proposal 1
Election of directors	Majority of votes cast	Abstentions have no effect on the outcome of the proposal. Broker discretionary voting is not permitted. Broker non-votes have no effect on the outcome.
Proposal 2
Approval, on an advisory, non-binding basis, of named executive officer compensation	The affirmative vote of a majority of shares present in person or by proxy and entitled to vote on the proposal is required to approve the proposal.	Abstentions have the same effect as a vote against the proposal. Broker discretionary voting is not permitted. Broker non-votes have no effect on the outcome.
Proposal 3
Non-binding, advisory vote on the frequency of future advisory votes to approve our named executive officer compensation.	The frequency receiving the most votes will be considered the preference of the shareholders.	Abstentions have no effect on the outcome of the proposal. Broker discretionary voting is not permitted. Broker non-votes have no effect on the outcome.
Proposal 4
Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2026	The affirmative vote of a majority of shares present in person or by proxy and entitled to vote on the proposal is required to approve the proposal.	Abstentions have the same effect as a vote against the proposal. Broker discretionary voting permitted.
14.How do I find out the results of the vote?
We expect to announce preliminary vote results at the 2026 Annual Meeting. In addition, we will disclose the preliminary results (or final results, if available) on a Current Report on Form 8-K within four business days of the 2026 Annual Meeting. You can access the Form 8-K and our other reports we file with the SEC at our website at https://investor.knowles.com/financials/sec-filings or at the SEC's website at www.sec.gov. The information provided on these websites is for informational purposes only and is not incorporated by reference into this Proxy Statement.

OTHER MATTERS
Shareholder Proposals and Director Nominations for the 2027 Annual Meeting
In order for shareholder proposals to be included in our Proxy Statement for the 2027 annual meeting pursuant to Rule 14a-8 under the Exchange Act, we must receive them at our principal executive offices, 1151 Maplewood Drive, Itasca, Illinois 60143, Attention: Secretary, by November 11, 2026, 120 days prior to the date of the first anniversary of the date of our Proxy Statement for the 2026 Annual Meeting. In accordance with our By-Laws, all other shareholder proposals, including nominations for directors to be voted on at the 2027 annual meeting must be received by us not earlier than December 29, 2026 and not later than January 28, 2027 being, respectively, 120 days and 90 days prior to the date of the first anniversary of the 2026 Annual Meeting. In the event that the 2027 annual meeting is called for a date that is not within 30 days before or 70 days after the anniversary date of the 2026 Annual Meeting, notice by a shareholder, in order to be timely, must be so received not earlier than the 120th day prior to the 2027 annual meeting and not later than 5:00 p.m. Eastern Time on the later of (i) the 90th day prior to the 2027 annual meeting and (ii) the 10th day following the day on which notice of the date of the 2027 annual meeting is mailed or public disclosure of the date of the 2027 Annual Meeting is made. Shareholders are advised to review our By-laws, which contain additional requirements for submitting stockholder proposals and director nominations.
Form 10-K and Other Filings
Upon written request and at no charge, we will provide a copy of our filings with the SEC, including our Annual Report on Form 10-K, for our most recent fiscal year. You may request such documents by writing to the Company, c/o Investor Relations, at 1151 Maplewood Drive, Itasca, Illinois 60143. We may impose a reasonable fee for expenses associated with providing copies of separate exhibits to the report when such exhibits are requested. To ensure timely delivery of any material requested prior to the date of the Annual Meeting, you should request such material no later than April 10, 2026. These documents are also available on our website at https://investor.knowles.com/financials/sec-filings, and the website of the SEC at www.sec.gov.
Shareholders Sharing the Same Address
SEC rules permit us to deliver only one copy of our proxy materials to multiple shareholders of record who share the same address and have the same last name, unless we have received contrary instructions from one or more of the shareholders. This delivery method, called "householding," helps to reduce the environmental impact of our annual meetings and reduces our printing and mailing costs. Shareholders who participate in householding will continue to receive separate proxy cards.
If you are a shareholder of record who currently receives a single copy of our proxy materials and wishes to receive a separate copy of our proxy materials or if you are currently receiving multiple copies of our proxy materials at the same address and wish to receive only a single copy, please write to or call the Secretary of Knowles Corporation at 1151 Maplewood Drive, Itasca, Illinois 60143, telephone: 630-250-5100.
Beneficial owners sharing an address who are currently receiving multiple copies of our proxy materials and wish to receive only a single copy in the future, or who currently receive a single copy and wish to receive separate copies in the future, should contact their bank, broker or other nominee to request that only a single copy or separate copies, as the case may be, be delivered to all shareholders at the shared address in the future.

APPENDIX A
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
The Company provides certain non-GAAP financial measures in this Proxy Statement that are not in accordance with, or alternatives for, generally accepted accounting principles in the United States. The Company believes these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in the Company's opinion, do not reflect its core operating performance including, for example, stock-based compensation expense, intangibles amortization expense, restructuring charges, production transfer costs, acquisition-related costs, and other charges which management considers to be outside its core operating results. The GAAP measures most directly comparable to: (i) adjusted earnings from continuing operations before interest and income taxes ("Adjusted EBIT"), is earnings before income taxes and discontinued operations, (ii) adjusted earnings from continuing operations before interest and income taxes margin ("Adjusted EBIT Margin"), is earnings before income taxes and discontinued operations margin, (iii) adjusted free cash flow, is net cash provided by operating activities, and (iv) free cash flow for AIP purposes, is earnings (loss) from continuing operations before interest and income taxes. The Company believes that its presentation of non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that the Company uses internally for purposes of assessing its core operating performance.

As a result of the divestiture of our Consumer MEMs Microphones businss ("CMM"), and unless otherwise noted, we have reclassified the results of operations and financial position of CMM to discontinued operations for all periods presented.

	Years Ended December 31,
(in millions)	2025	2024

Revenues	$593.2	$553.5
Earnings before income taxes and discontinued operations	64.0	34.7
Earnings before income taxes and discontinued operations margin	10.8%	6.3%
Interest expense, net	9.3	16.3
Earnings from continuing operations before interest and income taxes	73.3	51.0
Earnings from continuing operations before interest and income taxes margin	12.4%	9.2%
Stock-based compensation expense	28.4	22.2
Intangibles amortization expense	16.2	17.0
Impairment charges	3.6	—
Restructuring charges	3.8	3.4
Production transfer costs (1)	1.7	4.2
Acquisition-related costs (2)	0.8	8.4
Transition services credit (3)	(2.0)	—
Dividend income (4)	(6.2)	—
Other (5)	0.5	1.7
Adjusted earnings from continuing operations before interest and income taxes	120.1	107.9
Adjusted earnings from continuing operations before interest and income taxes margin	20.2%	19.5%
(1) Production transfer costs represent duplicate costs incurred to migrate manufacturing to facilities.
(2) These expenses are related to the acquisition of Cornell Dubilier by the Precision Devices segment. These expenses include ongoing costs to facilitate integration, the amortization of fair value adjustments to inventory, and costs incurred by the Company to carry out this transaction.
(3) Transition services represent amounts charged to Syntiant in connection with post-closing transition and separation costs.
(4) During the year ended December 31, 2025, the Company recorded a non-cash dividend on the Syntiant investment in the form of additional Series D-2 shares with a value of $6.2 million.
(5)    Other expenses include non-recurring professional service fees related to the execution of various reorganization projects and foreign currency exchange rate impacts on restructuring balances.

The following table reconciles our adjusted free cash flow to net cash provided by operating activities:
	Years Ended December 31,
(in millions)	2025	2024

Net cash provided by operating activities	$114.0	$130.1
Less: amounts attributable to discontinued operations	32.5	(24.4)
Non-GAAP net cash attributable to continuing operations	146.5	105.7

Capital expenditures	(32.1)	(13.6)
Less: amounts attributable to discontinued operations	—	1.7
Non-GAAP capital expenditures attributable to continuing operations	(32.1)	(11.9)

Non-GAAP net cash attributable to continuing operations	146.5	105.7
Non-GAAP capital expenditures attributable to continuing operations	(32.1)	(11.9)
Adjusted free cash flow	$114.4	$93.8

The following table reconciles our Adjusted EBIT and Adjusted EBIT Margin to earnings before income taxes and discontinued operations and earnings before income taxes and discontinued operations margin, respectively:

	Year Ended December 31, 2025
(in millions)	MSA	Ceramic Capacitors	RF Filters	CD

Revenues from continuing operations	$264.3	$129.8	$75.3	$123.8
Earnings before income taxes and discontinued operations	$92.7	$31.5	$6.5	$0.5
Earnings before income taxes and discontinued operations margin	35.1%	24.3%	8.6%	0.4%
Interest expense, net	—	—	—	0.8
Earnings (loss) from continuing operations before interest and income taxes	$92.7	$31.5	$6.5	$(0.3)
Earnings (loss) from continuing operations before interest and income taxes margin	35.1%	24.3%	8.6%	(0.2)%
Stock-based compensation expense	5.7	2.6	1.0	1.2
Intangibles amortization expense	—	0.2	5.0	11.0
Impairment charges	3.6	—	—	—
Restructuring charges	0.4	0.8	0.6	0.8
Production transfer costs	—	1.5	—	0.2
Acquisition-related costs	—	—	—	0.8
Adjusted earnings from continuing operations before interest and income taxes	$102.4	$36.6	$13.1	$13.7
Adjusted earnings from continuing operations before interest and income taxes margin	38.7%	28.2%	17.4%	11.1%

The following table reconciles our free cash flow for AIP purposes to earnings (loss) from continuing operations before interest and income taxes:
	Year Ended December 31, 2023
(in millions)	MSA	Ceramic Capacitors	RF Filters	CD
Earnings (loss) from continuing operations before interest and income taxes	$92.7	$31.5	$6.5	$(0.3)
Depreciation and amortization	8.5	3.2	8.1	14.8
Earnings from continuing operations before interest, income taxes, depreciation, and amortization ("EBITDA")	$101.2	$34.7	$14.6	$14.5
Changes in assets and liabilities (excluding effects of foreign exchange)	(3.7)	1.0	0.5	21.1
Net cash provided by operating activities for AIP purposes	$97.5	$35.7	$15.1	$35.6
Net cash provided by operating activities margin	36.9%	27.5%	20.1%	28.8%
Non-GAAP adjusted excluding intangible amortization	9.7	4.9	1.6	3.0
Less: capital expenditures	(6.2)	(6.1)	(2.2)	(16.7)
Free cash flow for AIP purposes	$101.0	$34.5	$14.5	$21.9
Free cash flow margin for AIP purposes	38.2%	26.6%	19.3%	17.7%

KNOWLES CORPORATION
1151 MAPLEWOOD DR
ITASCA, IL 60143

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on April 27, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on April 27, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and either return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V87260-P49186

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KNOWLES CORPORATION

The Board of Directors recommends you vote FOR each of the following nominees:

1. Election of directors

Nominees:	For	Against	Abstain
1a. Laura Angelini	☐	☐	☐
1b. Keith Barnes	☐	☐	☐
1c. Jason Cardew	☐	☐	☐
1d. Daniel Crowley	☐	☐	☐
1e. Ye Jane Li	☐	☐	☐
1f. Jeffrey Niew	☐	☐	☐
1g. Cheryl Shavers	☐	☐	☐
1h. Michael Wishart	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
2. Non-binding, advisory vote to approve named executive officer compensation.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:	1 Year	2 Years	3 Years	Abstain
3. Non-binding, advisory vote on the frequency of future advisory votes to approve our named executive officer compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
4. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2026.	☐	☐	☐

NOTE: The Proxies are authorized to vote in their discretion on such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Meeting, Proxy Statement, and Annual Report are available at www.proxyvote.com.

V87261-P49186

KNOWLES CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
ON APRIL 28, 2026 AT 9:00 a.m. CT
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Jeffrey S. Niew, John S. Anderson and Robert J. Perna and each of them, as proxies, each with full power of substitution and revocation and authorize(s) each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of KNOWLES CORPORATION, that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders of Knowles Corporation to be held at 9:00 a.m. CT on April 28, 2026 at The Langham Chicago Hotel, 330 N. Wabash Ave., Chicago, IL 60611, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted as directed herein. If no direction is given, this proxy will be voted FOR the election of each of the eight director nominees listed on the reverse side, FOR proposals 2 and 4, and to hold an advisory vote on executive compensation every 1 YEAR. This proxy revokes any previously executed proxy with respect to all proposals that properly come before the Annual Meeting.

(Continued, and to be marked, dated and signed, on the reverse side)